Exhibit 4.8

FIRST SUPPLEMENTAL INDENTURE

among

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.,

as Issuer,

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee, Paying Agent, Transfer Agent and Calculation Agent

THE BANK OF NEW YORK MELLON,

as Security Registrar

September 14, 2022

$1,000,000,000

5.862% SENIOR NON-PREFERRED FIXED-TO-FIXED RATE NOTES DUE 2026

TABLE OF CONTENTS

		PAGE
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.	Definitions	2
Section 1.02.	Conflict with Trust Indenture Act	3
Section 1.03.	Effect of Headings and Table of Contents	4
Section 1.04.	Successors and Assigns	4
Section 1.05.	Separability Clause	4
Section 1.06.	Benefits of Indenture	4
Section 1.07.	Governing Law	4
Section 1.08.	Submission to Jurisdiction	4
Section 1.09.	Execution in Counterparts	4
Section 1.10.	Recitals by the Issuer	5
Section 1.11.	Ratification and Incorporation of Original Indenture	5

ARTICLE 2
AMENDED PROVISIONS OF ORIGINAL INDENTURE

Section 2.01.	Amended Provisions of Original Indenture	5

ARTICLE 3
SNP SECURITIES

Section 3.01.	Creation of SNP Securities	31
Section 3.02.	Limitation on Aggregate Principal Amount of SNP Securities	31
Section 3.03.	Payment of Principal	31
Section 3.04.	Interest and Interest Rate	31
Section 3.05.	Denominations, Minimum Purchase Amount	32
Section 3.06.	Calculation Agent	32
Section 3.07.	Paying Agent	34
Section 3.08.	Security Certificates	36
Section 3.09.	Redemption	37
Section 3.10.	Definitive Certificates and Authentication	37
Section 3.11.	Agreement with Respect to the Exercise of Spanish Bail-in Power	38
Section 3.12.	Notices	39
Section 3.13.	Instructions by Electronic Means	39

EXHIBIT A	Form of Security Certificate Representing SNP Securities	A-1
EXHIBIT B	Procedures to be Performed by the Issuer and the Paying Agent in Connection with Spanish Law 10/2014, of June 26, as amended, and Royal Decree 1065/2007, of July 27, as amended	B-1

i

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of September 14, 2022 is among Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Issuer” or the “Company”), having its principal executive office located at Calle Azul 4, Madrid, Spain, and The Bank of New York Mellon, a New York banking corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office located at 240 Greenwich Street, New York, New York 10286, United States, and acting (except with respect to its role as Security Registrar) through its London Branch at One Canada Square, London E14 5AL, United Kingdom, as trustee (the “Trustee”, which term includes any successor Trustee), paying agent (the “Paying Agent”, which term includes any successor Paying Agent), transfer agent, calculation agent (the “Calculation Agent”, which term includes any successor Calculation Agent) and Security Registrar (the “First Supplemental Indenture”).

WITNESSETH:

WHEREAS, the Company and the Trustee have executed and delivered a Senior Non-Preferred Debt Securities Indenture, dated as of June 25, 2019 (the “Original Indenture”), to provide for the issuance of the Company’s Securities (as such term is defined therein);

WHEREAS, the Company hereto desires to issue a new series of Securities to be known as the 5.862% Senior Non-Preferred Fixed-to-Fixed Rate Notes due 2026 (Series 7) (the “SNP Securities”);

WHEREAS, the parties hereto desire to establish that the SNP Securities shall be issued in the form of one or more Global Securities substantially in the form of Exhibit A to this First Supplemental Indenture pursuant to Sections 2.01 and 3.01 of the Original Indenture;

WHEREAS, Section 9.01(c) of the Original Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted under Sections 2.01 and 3.01 of the Original Indenture without the consent of Holders;

WHEREAS, Section 9.01(j) of the Original Indenture permits the Company and the Trustee to delete, amend or supplement any provision of the Original Indenture, subject to certain conditions, without the consent of Holders;

WHEREAS, this First Supplemental Indenture shall amend and supplement the Original Indenture but only with respect to the SNP Securities; to the extent the terms of the Original Indenture (as amended and supplemented by this First Supplemental Indenture) are inconsistent with the provisions of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall control and prevail, but only with respect to the SNP Securities. The Original Indenture, as amended and supplemented by, and together with, this First Supplemental Indenture are hereinafter referred to as the “Indenture;”

WHEREAS, there are no Securities outstanding of any series created prior to the execution of this First Supplemental Indenture that are entitled to the benefit of the provisions set forth herein or that would be adversely affected by such provisions; and

WHEREAS, the Company has requested and does hereby request that the Trustee execute and deliver this First Supplemental Indenture, and whereas all actions required by the Company to be taken in order to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects,

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) unless the context otherwise requires, any reference to an “Article” or a “Section” means an Article or a Section, as the case may be, of this First Supplemental Indenture;

(d) the words “herein”, “hereof”, “hereto”, and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(f) the term “including” means “including without limitation;

(g) all terms used but not defined in this First Supplemental Indenture, which are defined in the Original Indenture (as amended and supplemented hereby), shall have the meanings assigned to them in the Original Indenture (as amended and supplemented hereby);

(h) references herein to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment; and

(i) the following terms used in this First Supplemental Indenture shall have the following meanings:

“1-year UST” means an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of one year, as published in the most recent H.15.

“Agent” means each of the Calculation Agent, Paying Agent, Security Registrar and Transfer Agent.

“Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London or Madrid.

“Calculation Agent” means the Person named as “Calculation Agent” in the first paragraph of this First Supplemental Indenture.

“Company” means the Person named as “Company” in the first paragraph of this First Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the SNP Securities.

“Depository” and “U.S. Depository” shall have the meanings ascribed to such terms in Section 1.01 of the Original Indenture (as amended and supplemented hereby). The Depository Trust Company (and its successors) is hereby designated as Depository and U.S. Depository with respect to the SNP Securities.

“Electronic Means” shall mean the following communications methods: email, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee or an Agent, or another method or system specified by the Trustee or the relevant Agent as available for use in connection with its services hereunder.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities”, or any successor or replacement publication as reasonably determined by the Company and notified to the Calculation Agent, that establishes yield on actively traded U.S. Treasury securities, and “most recent H.15” means the H.15 that includes a yield to maturity for U.S. Treasury securities with a maturity of one year published closest in time (but prior to) the Reset Determination Date.

“Interest Payment Date” has the meaning ascribed in Section 3.04(b).

“Issue Date” means September 14, 2022.

“Issuer” means the Person named as “Issuer” in the first paragraph of this First Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person, and any other obligor upon the SNP Securities.

“Paying Agent” means the Person named as “Paying Agent” in the first paragraph of this First Supplemental Indenture.

“Payment Statement” means the statement to be delivered to the Issuer by the Paying Agent, substantially in the form set forth in Annex I to Exhibit B (attached hereto), pursuant to Section 3.07.

“Redemption Date” has the meaning ascribed in Section 3.09.

“Redemption Price” has the meaning ascribed in Section 3.09.

“Regular Record Date” means the 15th calendar day before the applicable Interest Payment Date.

“Reset Date” has the meaning ascribed in Section 3.04.

“Reset Determination Date” means the second Business Day immediately preceding the Reset Date.

“Stated Maturity Date” means September 14, 2026.

“Trustee” means the Person named as “Trustee” in the first paragraph of this First Supplemental Indenture.

Section 1.02. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern the Indenture, the provision of the Trust Indenture Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 1.03. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.04. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture made by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 1.05. Separability Clause. In case any provision in this First Supplemental Indenture or the SNP Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.06. Benefits of Indenture. Nothing in the Indenture or the SNP Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of SNP Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 1.07. Governing Law. This First Supplemental Indenture and the SNP Securities (except as set forth herein and therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of this First Supplemental Indenture, the authorization, issuance and execution by the Company of the SNP Securities, Section 3.11 hereof, the SNP Securities to the extent set forth therein and the Original Indenture (as amended and supplemented hereby) to the extent set forth therein shall be governed by and construed in accordance with the common laws of the Kingdom of Spain.

Section 1.08. Submission to Jurisdiction. Except as provided in the immediately following two sentences, the Company hereby irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to the SNP Securities or the Indenture, and irrevocably waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding. Notwithstanding anything to the contrary in the SNP Securities or the Indenture, the Spanish courts shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the SNP Securities or the Indenture arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of the Company, the Trustee, each Holder and beneficial owner of any SNP Securities and each Paying Agent, transfer agent, Authenticating Agent and Security Registrar submits, to the extent it may effectively do so, to the exclusive jurisdiction of the Spanish courts in relation to any Bail-in Dispute. Each of the Company, the Trustee, each Holder and beneficial owner of any SNP Securities and each Paying Agent, transfer agent, Authenticating Agent and Security Registrar further irrevocably waives, to the extent it may effectively do so, any objection to the Spanish courts on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

Section 1.09. Execution in Counterparts. This First Supplemental Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) transmission or other electronically-imaged signature (including, without limitation, DocuSign or AdobeSign) or transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, email or other electronic format (e.g., “pdf,” “tif” or “jpg”) (including, without limitation, DocuSign or AdobeSign) shall be deemed to be their original signatures for all purposes. Unless otherwise provided herein or in the SNP Securities, the words “execute,” “execution,” “signed,” and “signature” and words of similar import used in or related to any document to be signed in connection with this First Supplemental Indenture, any

SNP Securities or any of the transactions contemplated hereby or thereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.

Section 1.10. Recitals by the Issuer. The recitals in this First Supplemental Indenture are made by the Issuer only and not by the Trustee, and all of the provisions contained in the Original Indenture (as amended and supplemented hereby) in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the SNP Securities and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 1.11. Ratification and Incorporation of Original Indenture. As amended and supplemented hereby with respect to the SNP Securities, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture (as so amended and supplemented) and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. In the event of any conflict between the terms and conditions of the Original Indenture (as amended and supplemented hereby) and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail.

ARTICLE 2

AMENDED PROVISIONS OF ORIGINAL INDENTURE

Section 2.01. Amended Provisions of Original Indenture. (a) Section 1.01 of the Original Indenture shall be deleted in its entirety with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“Section 1.01. Definitions. Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board;

(d) the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(f) the term “including” means “including without limitation;” and

(g) any reference to an “Article” or a “Section” refers to an Article or Section of this Indenture.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made in accordance therewith or under such modification or re-enactment.

Certain terms used principally in certain Articles hereof are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” means any additional amounts which are payable under Section 10.04 by the Company in respect of certain taxes withheld from payments of interest to Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amounts Due”, with respect to the Securities of a series, means the principal amount of or outstanding amount (if applicable), together with any accrued but unpaid interest, Additional Amounts and premium (if any) due on the Securities of such series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power (as defined herein) by the Relevant Spanish Resolution Authority (as defined herein). References to such amounts will also include amounts held in trust by the Company, any Paying Agent or the Trustee pursuant to Section 10.03.

“Applicable Banking Regulations” means at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, including those applicable to Eligible Liabilities Amounts or any equivalent or successor principles, then applicable to the Company and/or the Group including, without limitation to the generality of the foregoing, CRD V (as defined herein), the BRRD (as defined herein), the SRM Regulation (as defined herein) and those laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, including those applicable to Eligible Liabilities Amounts or any equivalent or successor principles then applicable to the Company and/or the Group, in each case to the extent then in effect in the Kingdom of Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to the Company and/or the Group).

“Authenticating Agent” means, when used with respect to the Securities of any series, any Person authorized by the Trustee pursuant to Section 6.13 to act on behalf of the Trustee to authenticate Securities of such series.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Board of Directors” means either the board of directors of the Company or any committee or Person duly authorized to act generally or in any particular respect for the Company hereunder.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary or any Person duly authorized by the Company to have been duly adopted by the relevant Board of Directors or an authorized committee thereof and to be in full force and effect on the date of such certification.

“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of May 15 establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as partially implemented into Spanish law by Law 11/2015 (as defined herein) and RD 1012/2015 (as defined herein), as amended, replaced or supplemented from time to time and including any other relevant implementing or developing regulatory provisions.

“BRRD Liability” means any liability, commitment, duty, responsibility, amount payable or contingency or other obligation arising from, or related to, this Indenture which may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

“Business Day” means, except as may otherwise be provided in the form of Securities of any particular series pursuant to the provisions of this Indenture, any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London or Madrid.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the Securities.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by any member of the Board of Directors, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary or other representative of the Company, in each case empowered to do so by a Board Resolution, and delivered to the Trustee or the Paying Agent, as the case may be.

“Corporate Trust Office” means the corporate trust office of the Trustee at which, at any particular time, its corporate trust business is principally administered, which, with respect to The Bank of New York Mellon, London Branch, is currently located at One Canada Square, London E14 5AL, United Kingdom, and the Indenture shall be administered (except with respect to the role of Security Registrar) at such corporate trust office, or such other location as notified by the Trustee to the Company from time to time, or, if a different Trustee is appointed for a particular series of Securities, the address set forth in the supplemental indenture naming the Trustee for that particular series of Securities.

“Corporation” includes corporations, companies and, except for purposes of Article 8, associations and business trusts.

“CRD V” means any or any combination of the CRD Directive (as defined below), the CRR (as defined below) and any CRD Implementing Measures (as defined below).

“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended, replaced or supplemented from time to time.

“CRD Implementing Measures” means any regulatory capital rules implementing or developing the CRD Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator (as defined below), the European Banking Authority or any other relevant authority, which are applicable to the Company (on a standalone basis) or the Group (on a consolidated basis), including, without limitation, Law 10/2014 and any other regulation, circular or guidelines implementing or developing Law 10/2014.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, on prudential requirements for credit institutions and investment firms, as amended, replaced or supplemented from time to time.

“Currency”, with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, means Dollars, unless otherwise expressly provided.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Early Intervention” means, with respect to any Person, that any Relevant Spanish Resolution Authority or the European Central Bank shall have announced or determined that such Person has or shall become the subject of an “early intervention” (actuación temprana) as such term is defined in Law 11/2015 and in the SRM Regulation.

“Eligible Liabilities Amount” means the amount of eligible liabilities of the Company or the Group for the purposes of Article 45 of the BRRD or Applicable Banking Regulations or any other regulations applicable in the Kingdom of Spain from time to time.

“Eligible Liabilities Event” means, with respect to the Securities of a series, a change (or any pending change which the Regulator considers sufficiently certain) in Spanish law or Applicable Banking Regulations or any application or official interpretation thereof, on or after the issue date of such Securities, that results (or is likely to result) in such Securities not meeting the eligibility criteria for their inclusion in the Eligible Liabilities Amount; provided that an Eligible Liabilities Event shall not occur where such ineligibility for inclusion of such Securities in the Eligible Liabilities Amount is due to the remaining maturity of such Securities being less than any period prescribed by any applicable eligibility criteria under the Applicable Banking Regulations (or any other regulations applicable in the Kingdom of Spain from time to time) which was effective on the issue date of such Securities.

“Event of Default” has the meaning specified in Section 5.01.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States or by any confederation or association of such governments.

“Global Security” means a Security evidencing all or part of the Securities of a series, bearing the legend set forth in Section 2.04 (or such legend as may be specified as contemplated in Section 3.01 for such Securities), authenticated and delivered to or on behalf of the Holder and registered in the name of the Holder or its nominee.

“Group” means the Company and its consolidated subsidiaries.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security established pursuant to Section 3.01 (as such terms and provisions may be amended pursuant to the applicable provisions hereof).

“Insolvency Law” means the restated text of the Insolvency Law, as approved by Spanish Royal Legislative Decree 1/2020 of May 5 (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended, replaced or supplemented from time to time.

“Interest Payment Date”, with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Law 10/2014” means Spanish Law 10/2014 of June 26, on the Organization, Supervision and Solvency of Credit Entities (Ley 10/2014 de 26 de junio, de ordenación, supervision y solvencia de entidades de crédito), as amended, replaced or supplemented from time to time, including as amended by Spanish Royal Decree-Law 7/2021 of April 27 on the transposition of European Union directives in matters of credit institutions, among others.

“Law 11/2015” means Spanish Law 11/2015 of June 18, on the Recovery and Resolution of Credit Institutions and Investment Firms (Ley 11/2015 de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended, replaced or supplemented from time to time, including as amended by Spanish Royal Decree-Law 7/2021 of April 27 on the transposition of European Union directives in matters of credit institutions, among others.

“Legal Holiday”, with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions in such Place of Payment or other location are not authorized or required to be open.

“Maturity”, with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase or otherwise, and includes the Redemption Date.

“Office” or “Agency”, with respect to any Securities, means an office or agency of the Company maintained or designated in a Place of Payment for such Securities pursuant to Section 10.02 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 10.02 or, to the extent designated or required by Section 10.02 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

“Officer’s Certificate” means a certificate signed by the Chairman or the Vice Chairman of the Board of Directors, the Secretary or an Assistant Secretary of the Board of Directors, the President, a Vice President, the Treasurer, an Assistant Treasurer or any other Person duly authorized by the Company and that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“ordinary claims” means the class of claims with respect to unsecured, non-privileged and unsubordinated obligations (créditos ordinarios) of the Company which, upon the insolvency (concurso de acreedores) of the Company and pursuant to the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in the Kingdom of Spain, rank (i) junior to privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015 and any secured claims), and claims against the insolvency estate (créditos contra la masa) and (ii) senior to subordinated claims (créditos subordinados).

“Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides for declaration of an amount less than the principal face amount thereof to be due and payable upon acceleration pursuant to Section 5.02.

“Outstanding”, when used with respect to any Securities, means, as of such determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(i) any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(ii) any such Security for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) any such Security which has been paid pursuant to Section 3.06(c) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a protected purchaser in whose hands such Security is a valid obligation of the Company; and

(iv) any such Security subject to the exercise of the Spanish Bail-in Power which results in the redemption, cancellation, or the conversion into another security or other securities, of all Amounts Due on such Security or such Security otherwise ceasing to be outstanding;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 5.02 at the time of such determination, (ii) the principal amount of a Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such

Security of the amount determined in (i) above) of such Security, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company or any other obligor upon the Securities or an Affiliate of the Company or of such other obligor.

“Paying Agent” means, when used with respect to the Securities of any series, any Person authorized by the Company to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, the Securities of such series on behalf of the Company.

“Payment Statement” means the statement to be delivered to the Company by the Paying Agent pursuant to the terms of the relevant supplemental indenture.

“Person” means any individual, Corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to, such Security are payable as provided in or pursuant to this Indenture.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security.

“Qualifying Securities” means, with respect to a series of Securities which is subject to any substitution or modification pursuant to Section 8.04, at any time, any securities issued by the Company (including any Securities so modified so as to remain Qualifying Securities) that:

(i) contain terms which comply with the then-current requirements for inclusion in the Eligible Liabilities Amount as provided under Applicable Banking Regulations, as applicable;

(ii) have the same denomination and aggregate outstanding principal amount, the same currency in which payments shall be payable, the same rate of interest and terms for the determination of any applicable rate of interest, the same date of maturity and the same dates for payment of interest as such series of Securities immediately prior to any substitution or modification pursuant to Section 8.04;

(iii) have the same or higher ranking as is applicable to such series of Securities on the issue date of such series of Securities pursuant to Article 13;

(iv) preserve any existing rights under the Securities to any accrued interest which has not been paid in respect of the period from (and including) the Interest Payment Date last preceding the date of any substitution or modification pursuant to Section 8.04; and

(v) are listed or admitted to trading on any stock exchange as selected by the Company, if such series of Securities were listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or modification pursuant to Section 8.04.

“RD 1012/2015” means Spanish Royal Decree 1012/2015 of November 6, by virtue of which Law 11/2015 is developed and Royal Decree 2606/1996 of December 20 on credit entities’ deposit guarantee fund is amended (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión, y por el que se modifica el Real Decreto 2606/1996, de 20 de diciembre, sobre fondos de garantía de depósitos de entidades de crédito), as amended, replaced or supplemented from time to time.

“Redemption Date”, with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture. Except as otherwise provided in the relevant Security, the Redemption Price of a Security to be redeemed means its principal amount, together with accrued but unpaid interest, if any, thereon to but not including the Redemption Date.

“Regular Record Date” for the interest payable on any Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture as the “Regular Record Date”.

“Regulator” means the European Central Bank, the Bank of Spain and/or the Relevant Spanish Resolution Authority, as applicable, and/or such other or successor authority having primary bank supervisory authority, in each case, with respect to prudential or resolution matters in relation to the Company and/or the Group from time to time.

“Relevant Date” has the meaning specified in Section 10.04.

“Relevant Spanish Resolution Authority” means any of the Spanish Fund for the Orderly Restructuring of Banks (Fondo de Restructuración Ordenada Bancaria), the European Single Resolution Board and, as the case may be, according to Law 11/2015, RD 1012/2015 and the SRM Regulation, the Bank of Spain and the Spanish Securities Market Commission (CNMV) or any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

“Resolution” means, with respect to any Person, that any Relevant Spanish Resolution Authority shall have announced or determined that such Person has or shall become the subject of a “resolution” (resolución) as such term is defined in Law 11/2015 and the SRM Regulation.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities”, with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Non-Preferred Obligations” (créditos ordinarios no preferentes) means the obligations of the Company with respect to (i) the payment of principal under the Securities and (ii) all other ordinary claims, present and future, which, upon the insolvency (concurso de acreedores) of the Company are expressed to rank within the ordinary claims but junior to Senior Preferred Obligations.

“Senior Preferred Obligations” means the obligations of the Company with respect to all ordinary claims, present and future, other than Senior Non-Preferred Obligations.

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, cancellation or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in the Kingdom of Spain, relating to the transposition or development of the BRRD, including, but not limited to (a) Law 11/2015, (b) RD 1012/2015 and (c) the SRM Regulation; or (ii) any other law, regulation, rule or requirement applicable from time to time in the Kingdom of Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such Persons or any other Person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised.

“Special Record Date” for the payment of any Defaulted Interest on any Security means a date fixed by the Trustee pursuant to Section 3.07.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time.

“Stated Maturity” means, with respect to the principal of, or an installment of principal of or interest on, or any Additional Amount with respect to, a Security, the date established by or pursuant to this Indenture as the fixed date on which the relevant amount is due and payable.

“Subsidiary” means any entity over which the Company may have, directly or indirectly, control in accordance with Article 42 of the Spanish Commercial Code (Código de Comercio) as approved by Royal Decree of August 22, 1885, as amended, replaced or supplemented from time to time and/or Applicable Banking Regulations.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended, replaced or supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder, or, if a different Trustee is appointed for a particular series of Securities, the Trustee named in the relevant indenture supplemental hereto as the Trustee for that particular series of Securities and if at any time there is more than one such Person, “Trustee” shall mean and include each such Person; and “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series; provided that the Trustee shall not be the Company or any other obligor of the Securities or any Affiliate of the Company or such other obligor.

“United States”, except as otherwise provided herein or in any Security, means the United States of America (including the states thereof and the District of Columbia), and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“U.S. Depository” or “Depository” means, with respect to any Security issuable or issued in the form of one or more Global Securities, the Person designated as U.S. Depository or Depository by the Company in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, if so provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “U.S. Depository” or “Depository” shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.

“Vice President” when used with respect to the Company or the Trustee, means any vice president or similar officer, whether or not designated by a number or a word or words added before or after the title “Vice President”.”

(b) The second paragraph of Section 1.05 of the Original Indenture shall be deleted with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“(b) Any record of an Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of ALM - Finance at Calle Azul 4, 28050 Madrid, Spain (alm.internal.control@bbva.com), or at any other address previously furnished in writing to the Trustee by the Company.”

(c) The first paragraph of Section 1.06 of the Original Indenture shall be deleted with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“Section 1.06. Notice to Holders of Securities; Waiver. (a) Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Notwithstanding the foregoing, any notice given to the Holder of a Global Security shall be sufficiently given if such notice is given to such Holder through the Depository, in accordance with the Depository’s applicable procedures from time to time.”

(d) Section 1.13 of the Original Indenture shall be deleted in its entirety with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“Section 1.13. Governing Law. This Indenture and the Securities (except as set forth herein and therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of this Indenture, the authorization, issuance and execution by the Company of the Securities, the Securities to the extent set forth therein and Sections 13.01, 13.02 and 15.01 hereof shall be governed by and construed in accordance with the common laws of the Kingdom of Spain.”

(e) Section 2.02 of the Original Indenture shall be deleted in its entirety with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“Section 2.02. Form of Trustee’s Certificate of Authentication. Subject to Section 6.13, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By:
Authorized Officer”

(f) Section 2.04 of the Original Indenture shall be deleted in its entirety with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“Section 2.04. Forms of Legends for Global Securities. Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder which is deposited with The Depository Trust Company shall bear legends in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY MAY NOT BE OFFERED, DISTRIBUTED OR SOLD IN THE KINGDOM OF SPAIN IN THE PRIMARY MARKET. HOWEVER, THIS SECURITY MAY BE SOLD TO SPANISH RESIDENT INVESTORS IN CIRCUMSTANCES THAT SATISFY THE REQUIREMENTS SET FORTH IN THE RULING OF THE DIRECTORATE GENERAL FOR TAXATION (DIRECCIÓN GENERAL DE TRIBUTOS) OF JULY 27, 2004.”

(g) The second paragraph of Section 3.01 of the Original Indenture shall be deleted with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“With respect to any Securities to be authenticated and delivered hereunder, there shall be established or issued in or pursuant to a Board Resolution or an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of any Securities of a series, the applicable terms of such Securities, including the following (in each case, where applicable),”

(h) Section 3.01(t) of the Original Indenture shall be deleted with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“(t) any other terms of such Securities which the Company may establish;”

(i) The first paragraph of Section 3.05 of the Original Indenture shall be deleted with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“Section 3.05. Registration, Transfer and Exchange. (a) The Company shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at an Office or Agency for such series in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Securities of such series and of transfers of the Securities of such series. Such Office or Agency shall be the “Security Registrar” for that series of Securities. In the event that the Trustee shall not be the Security Registrar, it shall have the right to examine the Security Register at all reasonable times. The Bank of New York Mellon is hereby initially appointed as Security Registrar for each series of Securities. The Trustee shall have the right to examine the Security Register for such series at all reasonable times. Unless otherwise provided with respect to a particular series of Securities, there shall be only one Security Register for each series of Securities.”

(j) The first paragraph of Section 5.01 of the Original Indenture shall be deleted with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“Section 5.01. Event of Default. “Event of Default”, wherever used herein with respect to Securities of any series, means (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that, except as set forth in the last paragraph of this Section 5.01, an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against the Company or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by the Company for the liquidation or winding up of the Company (except (i) in the case of a reconstruction, consolidation, amalgamation or merger carried out in compliance with the requirements set forth in Section 8.01 (in this case, even without being approved by an Act of the Holders of the Securities of such series) or (ii) in any such case for the purpose of a reconstruction or a consolidation or an amalgamation or a merger which has been approved by an Act of the Holders of the Securities of such series).”

(k) The first paragraph of Section 5.02 of the Original Indenture shall be deleted with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

Section 5.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then the principal, or such lesser amount as may be provided for in the Securities of such series, of such Outstanding Securities or Security, as the case may be, shall be deemed to have been declared, and shall become, immediately and automatically, due and payable, to the extent permitted by the Insolvency Law. For the avoidance of doubt, only an Event of Default (rather than any breach or default under the Indenture or the Securities of any series) may give rise to a declaration of acceleration pursuant to this Section 5.02.

(l) Section 5.10 of the Original Indenture shall be deleted with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“Section 5.10. Rights and Remedies Cumulative. Subject to the limitations on remedies provided for in the last paragraph of Section 5.01 and the last paragraph of Section 5.03, except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, subject as aforesaid, prevent the concurrent assertion or employment of any other appropriate right or remedy, to the extent permitted by applicable law.”

(m) Section 6.13(g) of the Original Indenture shall be deleted with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“(g) If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officer’s Certificate by the Company), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.”

(n) Article 8 of the Original Indenture shall be deleted in its entirety with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“ARTICLE 8

CONSOLIDATION, MERGER AND SALES; ASSUMPTION; SUBSTITUTION AND MODIFICATION

Section 8.01. Company May Consolidate, etc. Nothing contained in this Indenture or in any of the Securities shall prevent any reconstruction, consolidation, amalgamation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company), or successive reconstructions, consolidations, amalgamations or mergers in which the Company or the successor or successors of the Company shall be a party or parties, or shall prevent any sale, transfer, conveyance or lease of the property of the Company as an entirety or substantially as an entirety, to any other Person (whether or not affiliated with the Company); provided that any Person formed by any reconstruction, consolidation, amalgamation or merger, or any transferee or lessee of the Company’s assets shall expressly (except where such assumption is automatic by operation of law) assume the due and punctual payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on all Securities in accordance with the provisions of such Securities and this Indenture, and the performance of every covenant of this Indenture on the part of the Company to be performed or observed.

Upon any such assumption, the acquiring, resulting or successor Person shall succeed to, and substitute, and may exercise every right and power of, the Company under this Indenture with respect to any such Securities with the same effect as if such Person had been named as the Company in this Indenture, and the Company or any legal and valid successor Person which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor and any other obligations and covenants under this Indenture and under any such Securities, as the case may be.

Section 8.02. Non-Spanish Successor Person. In the event of any reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance or lease permitted by Section 8.01 and Section 5.01 above or any assumption of obligations permitted by Section 8.03 where the acquiring, resulting or successor Person is not incorporated or tax resident in the Kingdom of Spain, Additional Amounts under the Securities will thereafter be payable in respect of taxes imposed by such acquiring, resulting or successor Person’s jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts pursuant to Section 10.04 in respect of taxes imposed by the laws of the Kingdom of Spain) rather than taxes imposed by the Kingdom of Spain. Additional Amounts with respect to payments of interest or principal due prior to the date of such reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance, lease or assumption will be payable only in respect of taxes imposed by the Kingdom of Spain. If the acquiring, resulting or successor Person is not incorporated or tax resident in the Kingdom of Spain, it will also be entitled to redeem the Securities in the circumstances described in Section 11.08, except that (i) references to the Kingdom of Spain shall be deemed to refer to such acquiring, resulting or successor Person’s jurisdiction of incorporation or tax residence, and (ii) the relevant change, amendment, application or interpretation must become effective subsequent to the date of any reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance or lease permitted by Section 8.01 and Section 5.01 or the assumption of obligations permitted by Section 8.03, as the case may be.

Section 8.03. Assumption of Obligations. With respect to the Securities of any series, unless otherwise specified in accordance with Section 3.01, any holding company of the Company or any wholly-owned subsidiary of the Company (for purposes of this Section 8.03 only, a “successor entity”) may without the consent of any Holder assume the obligations of the Company (or of any Person which shall have previously assumed the obligations of the Company) for the due and punctual payment of the principal, interest, Additional Amounts and premium (if any) on any series of Securities in accordance with the provisions of such Securities and this Indenture and the performance of every covenant of this Indenture and such series of Securities on the part of the Company to be performed or observed; provided that:

(a) the successor entity shall, except where such assumption is automatic by operation of law, expressly assume such obligations by an amendment to this Indenture, executed by the Company and such successor entity, if applicable, and delivered to the Trustee, in a form satisfactory to the Trustee;

(b) immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such assumption complies with this Article and that all conditions precedent herein provided for relating to such assumption have been complied with; and

(d) immediately after such assumption, the successor entity shall have ratings for long-term senior debt assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term senior debt of the Company (or, if applicable, the previous successor entity) assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors).

Upon any such assumption, the successor entity shall succeed to, and substitute, and may exercise every right and power of, the Company under this Indenture with respect to any such Securities with the same effect as if such successor entity had been named as the Company in this Indenture, and the Company or any legal and valid successor Person which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor and any other obligations and covenants under this Indenture and under any such Securities, as the case may be.

Section 8.04. Substitution and Modification. Notwithstanding any other provision in this Indenture (including Article 9 hereof), if an Eligible Liabilities Event occurs and is continuing with respect to any series of Securities, the Company may substitute all (but not less than all) of the Securities of such series or modify the terms of all (but not less than all) of the Securities of such series, without the consent or approval of the Holders or beneficial owners of the Securities of such series, so that such Securities are substituted by, or their terms are modified to, become again, or remain, Qualifying Securities, subject to: (i) having given not less than 30 nor more than 90 days’ notice to the Holders of such series in accordance with Section 1.06 and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification), (ii) the prior consent of the Regulator if required pursuant to Applicable Banking Regulations, and (iii) any variation in the terms of the Securities resulting from such modification or, if the Securities are substituted, any difference between the terms of such Securities and those of the Qualifying Securities by which such Securities are substituted, not being materially prejudicial to the interests of the Holders of such Securities and the Company having delivered an Officer’s Certificate to the Trustee to that effect not less than five Business Days prior to (a) in the case of a substitution of the Securities, the issue date of the relevant Qualifying Securities by which such Securities are substituted or (b) in the case of a modification of the terms and conditions of the Securities, the date such modification becomes effective.

For the purposes of the immediately preceding paragraph, in the case of a modification of the terms and conditions of the Securities, any variation in the ranking of the relevant Securities as set out in Section 13.01 resulting from any such modification or, in the case of a substitution of the Securities, any difference between the ranking of such Securities as set out in Section 13.01 and that of the

Qualifying Securities by which such Securities are substituted, shall be deemed not to be prejudicial to the interests of the Holders of such Securities where the ranking of the Securities or, if the Securities are substituted, of the Qualifying Securities by which such Securities are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to such Securities under Section 13.01 on the issue date of such Securities.

For the purposes of the second immediately preceding paragraph, the notice to be delivered by the Company shall specify the relevant details of the manner in which the relevant substitution or modification shall take effect and where the Holders of such series can inspect or obtain copies of the new terms and conditions of the Securities of such series or, if such Securities are substituted, of the Qualifying Securities by which such Securities are substituted. Such substitution or modification will be effected without any cost or charge to such Holders.

If the Securities of a series are substituted in accordance with this Section 8.04, such Securities shall cease to bear interest from (and including) the date of substitution thereof.

Each Holder and beneficial owner of the Securities of any series shall, by virtue of its acquisition of the Securities of any series or any beneficial interest therein, be deemed to acknowledge, accept, consent to and agree to be bound by any substitution of or modification to the terms of the Securities of such series as set forth in this Section 8.04 and to grant to the Company and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such Holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the Securities of such series, as applicable. Each Holder and beneficial owner of the Securities of any series, by virtue of its acquisition of the Securities of any series or any beneficial interest therein, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee and/or the Company for, agrees not to initiate a suit against the Trustee and/or the Company in respect of, and agrees that neither the Trustee nor the Company shall be liable for, any action that the Trustee or the Company takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the Securities upon the occurrence of an Eligible Liabilities Event.”

(o) Article 9 of the Original Indenture shall be deleted in its entirety with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures without Consent of Holders. Without the consent of any Holders of a series of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company; provided that such Securities do not cease to be fully eligible for inclusion in the Eligible Liabilities Amount as a result thereof and subject further to compliance with the Applicable Banking Regulations; or

(c) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

(d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10; or

(e) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(f) to add to, delete from or revise the conditions, limitations and restrictions on the terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or

(g) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit the discharge of any series of Securities; provided that any such action shall not adversely affect the interests of any Holder of a Security of such series or any other Security in any material respect; or

(h) to add any additional Event(s) of Default for the benefit of the Holders of all or any series of Securities; provided that such Securities do not cease to be fully eligible for inclusion in the Eligible Liabilities Amount as a result thereof and subject to further compliance with the Applicable Banking Regulations; or

(i) to secure the Securities; provided that such Securities do not cease to be fully eligible for inclusion in the Eligible Liabilities Amount as a result thereof and subject further to compliance with the Applicable Banking Regulations; or

(j) to delete, amend or supplement any provision contained herein or in any supplemental indenture; provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities Outstanding immediately prior thereto; or

(k) to delete, amend or supplement any provision contained herein, in any supplemental indenture or the Securities as a result of, and to the extent necessary to effect, the substitution or modification of any series of Securities pursuant to Section 8.04; or

(l) to delete, amend or supplement any provision contained herein, in any supplemental indenture or the Securities as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Section 9.02. Supplemental Indentures with Consent of Holders. (a) With the consent, as evidenced in an Act or Acts, as the case may be, of the Holders of not less than a majority in principal amount of the Securities of each series Outstanding immediately prior thereto affected by such supplemental indenture voting as a class, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities of such series or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture and of waiving future compliance with respect to the Indenture and the Securities of such series; provided, however, that no such supplemental indenture, without the consent of the Holder of each Security Outstanding immediately prior thereto affected thereby, shall

(i) change the Stated Maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to, any Outstanding Security, or reduce the principal amount thereof or the rate of interest thereon (except that Holders of not less than 75% in principal amount of Outstanding Securities of a series may consent by Act, on behalf of the Holders of all of the Outstanding Securities of such series, to the postponement of the Stated Maturity of any installment of interest for a period not exceeding three years from the original Stated Maturity of such installment (which original Stated Maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any Additional Amounts with respect thereto, or any premium payable upon the redemption thereof or otherwise, or change the obligation of the Company to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 3.07 and permitted by Section 9.01(a)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the amount thereof provable in bankruptcy pursuant to Section 5.04, or change the redemption provisions, or change the Place of Payment, Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Outstanding Security is payable, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Outstanding Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements for a quorum or voting, or

(iii) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

(iv) change in any manner adverse to the interests of the Holders of Outstanding Securities of any series the terms and conditions of the obligations of the Company in respect of the due and punctual payment of the principal thereof (and premium, if any) and interest (including Additional Amounts), if any, thereon, except in each case with respect to any modification or amendment of the Indenture or the Securities pursuant to a supplemental indenture which is entered into pursuant to, and in accordance with, Section 9.01 (in which each such case neither the consent nor the affirmative vote of any Holder of an Outstanding Security affected shall be required).

(b) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c) It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03. Execution of Supplemental Indentures. As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 1.02, and (subject to Section 315 of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of a Security of a series affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. In the event of any conflict between the terms and conditions of this Indenture and the terms and conditions of the relevant supplemental indenture, the terms and conditions of the relevant supplemental indenture shall prevail.

Section 9.05. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.”

(p) Article 10 of the Original Indenture shall be deleted in its entirety with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“ARTICLE 10

COVENANTS

Section 10.01. Payment of Principal and Any Premium, Interest and Additional Amounts. The Company covenants and agrees for the benefit of the Holders of the Securities of each series that it will (subject to the provisions of Section 3.07, Article 13 and Article 15) duly and punctually pay the principal of, any premium and interest on, and any Additional Amounts with respect to, the Securities of such series in accordance with, and except as provided in, the terms thereof and this Indenture.

Section 10.02. Maintenance of Office or Agency. The Company shall maintain in each Place of Payment for any series of Securities an Office or Agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities of such series relating thereto and this Indenture may be served.

The Company may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an Office or Agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency. The Company hereby designates as the Place of Payment for each series the Corporate Trust Office, and initially appoints The Bank of New York Mellon, London Branch, for purposes of such Office or Agency. The Company may subsequently appoint an additional place or places where such Securities may be payable. The Company initially appoints The Bank of New York Mellon, London Branch, as Paying Agent and transfer agent and The Bank of New York Mellon, acting through its corporate trust office in New York, as the Security Registrar.

Unless otherwise specified with respect to any Securities pursuant to Section 3.01, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.

Section 10.03. Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as the Company’s Paying Agent with respect to any series of Securities, it shall, on or before each due date for payment of the principal of, any premium or interest on or Additional Amounts with respect to, any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date for payment of the principal of, any premium or interest on or any Additional Amounts with respect to, any Securities of such series, deposit with any Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act. The obligation of the Company to pay any such amount shall be satisfied upon the deposit referred to in this paragraph. Receipt of the relevant sum by the Paying Agent (other than the Company acting as its own Paying Agent) shall discharge the Company’s obligations in respect of the relevant payment.

The Company shall cause each Paying Agent for any series of Securities (unless such Paying Agent is the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(i) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to, Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(ii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the Securities of such series; and

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time and for any purpose pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

If, prior to the payment to Holders of any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to, any Security of any series the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of Securities, such money shall be discharged from such trust and (if then deposited with the Trustee or any Paying Agent) shall be paid to the Company, on Company Request.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to, any Security of any series and remaining unclaimed at the end of two years after such principal or any such premium or interest or any such Additional Amounts has become due and payable shall be paid to the Company, on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04. Additional Amounts. The provisions of this Section 10.04 shall be applicable to the Securities of each series except as specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution creating such series of Securities or in the Officer’s Certificate for such series of Securities. Except as otherwise provided herein, the Company hereby further agrees that any amounts to be paid by the Company with respect to each Security shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature (“Taxes”) unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied in respect of payment of interest (but not principal or premium) by or on behalf of the Kingdom of Spain or any political subdivision or authority thereof or therein having the power to tax, the Company will pay to the Holder such Additional Amounts as may be necessary in order that the net amount received by the Holder of such Security under this Indenture, after such withholding or deduction, shall equal the amount of interest, if any, which would have been receivable by such Holder in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay Additional Amounts will not apply:

(a) to, or to a third party on behalf of, a Holder who is liable for such Taxes by reason of such Holder (or the beneficial owner of the Security for whose benefit such Holder holds such Security) having some connection with the Kingdom of Spain other than the mere holding of the Security (or such beneficial interest) or the mere crediting of the Security to its securities account with the relevant Depository;

(b) in the case of a Security presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the Holder would have been entitled to Additional Amounts on presenting the same for payment on such thirtieth day assuming that day to have been a Business Day in such place of presentment;

(c) in respect of any Tax, assessment or other governmental charge that would not have been imposed but for the failure by the Holder or beneficial owner of the Security to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of that Security, if compliance is required by statute or by regulation of the Kingdom of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the tax, assessment or other governmental charge;

(d) in respect of any Security presented for payment (where presentation is required) by or on behalf of a Holder who would be able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent; or

(e) to, or to a third party on behalf of, a Holder if the Company does not receive any relevant information as may be required by Spanish tax laws and regulations (including any binding rulings), including a duly executed and completed Payment Statement from the Paying Agent.

Additional Amounts will also not be paid with respect to any payment on any Security to any Holder who is a fiduciary, partnership, limited liability company or Person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Kingdom of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or a beneficial owner who would not have been entitled to such Additional Amounts had it been a Holder of such Security.

No Additional Amounts will be paid by the Company, the Trustee or any Paying Agent on account of any withholding or deduction from a payment on, or in respect of, the Securities where such withholding or deduction is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the Kingdom of Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

For the purposes of (b) above, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the Paying Agent on or before such due date, it means the first date on which the full amount of such moneys having been so received and made available for payment to Holders, notice to that effect is duly given to the Holders in accordance with this Indenture.

Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Security of any series, such mention shall be deemed to include the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Section 10.05. Statement as to Default. For so long as any Securities of any series are Outstanding, the Company will deliver to the Trustee, within 120 days after the end of its fiscal years ending after the date hereof, a brief certificate, complying with Section 314(e) of the Trust Indenture Act, from one or more authorized representatives of the Company, stating whether or not, to the best knowledge of the signer or signers thereof, the Company is in default in the performance and observance of any of the terms, provisions, covenants or conditions of this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided hereunder).

Section 10.06. Corporate Existence. Subject to Article 8, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence; provided, however, that the foregoing shall not obligate the Company to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to any Holder.

Section 10.07. Waiver of Certain Covenants. Except as otherwise specified as contemplated by Section 3.01 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 9.01(b) or Section 9.01(c) for the benefit of the Holders of Securities of such series or any term, provision or condition set forth in an indenture supplemental hereto, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.”

(q) Section 11.08 of the Original Indenture shall be deleted in its entirety with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“Section 11.08. Redemption for Taxation Reasons. Unless otherwise provided in the Securities of any series, all or part only of the Securities of any series may be redeemed at the Redemption Price in accordance with the terms of this Article 11 at the option of the Company if, as the result of any change in or any amendment to the laws or regulations of the Kingdom of Spain (including any treaty to which the Kingdom of Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the issue date of the Securities of such series, (i) the Company would become obligated to pay Additional Amounts in making any payments under the Securities with respect thereto as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of the Kingdom of Spain or any political subdivision or authority thereof or therein having the power to tax, (ii) the Company would not be entitled to claim a deduction in computing tax liabilities in the Kingdom of Spain in respect of any interest to be paid on the next Interest Payment Date on such series of Securities or the value of such deduction to the Company would be reduced, or (iii) the applicable tax treatment of the Securities would be materially affected; provided that, in the case of (i) above, no such notice to the Trustee of the redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to deduct or withhold tax or pay such Additional Amounts were a payment in respect of the Securities then due.

Prior to any notice of redemption of such Securities pursuant to Section 11.04, the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this Section have been satisfied; and (ii) an Opinion of Counsel to the effect that any of the circumstances referred to in the preceding paragraph prevail.”

(r) Section 11.09 of the Original Indenture shall be deleted in its entirety with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“Section 11.09. Redemption for Eligible Liabilities Event. Unless otherwise provided in the Securities of any series, all (but not less than all) of the Securities of such series may be redeemed at the Redemption Price in accordance with the terms of this Article 11 at the option of the Company if an Eligible Liabilities Event occurs on or after the issue date of such Securities.

Prior to any notice of redemption of such Securities pursuant to Section 11.04, the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this Section 11.09 have been satisfied; and (ii) an Opinion of Counsel to the effect that the circumstances referred to in the preceding paragraph prevail.”

(s) The following Section 11.10 shall be added to the Original Indenture with respect to the SNP Securities only:

“Section 11.10. Redemption at the Option of the Company. Unless otherwise provided in the Securities of any series, all or part only of the Securities of such series may be redeemed at the Redemption Price in accordance with the terms of this Article 11 at the option of the Company on any optional redemption date or any date during any optional redemption period, as the case may be, that may be applicable to the Securities of such series.”

(t) Section 13.01 of the Original Indenture shall be deleted in its entirety with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“Section 13.01. Status and Ranking of Securities. The payment obligations of the Company under the Securities of any series on account of principal constitute direct, unconditional, unsubordinated and unsecured obligations (créditos ordinarios) of the Company and, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in the Kingdom of Spain (including, without limitation, Additional Provision 14.2 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency (concurso de acreedores) of the Company will rank:

(i) junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), (b) claims against the insolvency estate (créditos contra la masa), and (c) Senior Preferred Obligations;

(ii) pari passu without any preference or priority among themselves and with all other Senior Non-Preferred Obligations; and

(iii) senior to all subordinated obligations of, or claims against, the Company (créditos subordinados), present and future,

such that any relevant claim on account of principal in respect of the Securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided above.

Upon the insolvency (concurso de acreedores) of the Company, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in the Kingdom of Spain, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Company under the Securities of any series with respect to claims for accrued but unpaid interest on such Securities shall constitute subordinated claims (créditos subordinados) against the Company ranking in accordance with the provisions of the Insolvency Law. No further interest on the Securities of any series shall accrue from the date of declaration of the insolvency of the Company.

Prior to any voluntary or necessary declaration of insolvency of the Company under the Insolvency Law or any voluntary or mandatory liquidation of the Company or similar procedure, the Company may be subject to an Early Intervention or Resolution or to any other exercise of the Spanish Bail-in Power and the Securities of any series may be subject to the exercise of the Spanish Bail-in Power, in which case no Holder (which, for the purposes of this Article 13, includes each holder of a beneficial interest in the Securities) of any Security shall have any claim against the Company in connection with or arising out of any such exercise of the Spanish Bail-in Power.”

(u) Section 13.06 of the Original Indenture shall be deleted in its entirety with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“Section 13.06. Article Applicable to Paying Agents. At all times when a Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 13 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 13 in addition to or in place of the Trustee; provided, however, that Section 13.05 shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent. For the avoidance of doubt, where the Trustee also acts as Paying Agent, the term “Trustee” as used in this Article 13 shall (unless the context otherwise requires) be construed as extending to and including the Trustee in its capacity as Paying Agent within its meaning as fully for all intents and purposes as if the Paying Agent were named in this Article 13 in addition to or in place of the Trustee.”

(v) The first paragraph of Section 15.01 of the Original Indenture shall be deleted with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“Section 15.01. Agreement with Respect to the Exercise of Spanish Bail-in Power. (a) Notwithstanding any other term of the Securities of any series, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder of the Securities of any series, by its acquisition of the Securities of any series, each Holder (which, for the purposes of this Article 15, includes each holder of a beneficial interest in the Securities of any series) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Securities of any series, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on the Securities of any series; (b) the conversion of all, or a portion, of the Amounts Due on the Securities of any series into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Securities; (c) the cancellation of the

Securities of any series; (d) the amendment or alteration of the maturity of the Securities of any series or amendment of the amount of interest payable on the Securities of any series, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Securities of any series or the rights of the Holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.”

(w) Section 15.02 of the Original Indenture shall be deleted in its entirety with respect to the SNP Securities only and shall not apply to the SNP Securities and shall, with respect to the SNP Securities only, be replaced by the following:

“Section 15.02. BRRD Liabilities. Notwithstanding and to the exclusion of any other term of this Indenture or any other agreements, arrangements, or understandings between the Company and the Trustee, the Trustee acknowledges and accepts that a BRRD Liability arising under this Indenture may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, and acknowledges, accepts, consents to and agrees to be bound by:

(a) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority in relation to any BRRD Liability of the Company to the Trustee, which may be imposed with or without any prior notice and (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of such BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of such BRRD Liability or outstanding amounts due thereon into shares, other securities or other obligations of the Company or another Person, and the issue to or conferral on the Trustee of any such shares, securities or obligations, including by means of an amendment, modification or variation of the terms of any BRRD Liability;

(iii) the cancellation of such BRRD Liability or outstanding amounts due thereon; and/or

(iv) the amendment or alteration of any interest, if applicable, on such BRRD Liability or outstanding amounts due thereon, and the maturity or the dates on which any payments on such BRRD Liability or outstanding amounts are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of such BRRD Liability or outstanding amounts due thereon and/or this Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

The terms of this Article 15 shall survive the payment in full of the Securities, the satisfaction and discharge of this Indenture with respect to any series of Securities (where such satisfaction or discharge is allowed by the terms of the relevant series of Securities), the resignation or removal of the Trustee and the termination for any reason of this Indenture.”

(x) The Table of Contents of the Original Indenture shall be amended to the extent necessary to reflect the amendments to the Original Indenture made in this Article 2.

ARTICLE 3

SNP SECURITIES

Section 3.01. Creation of SNP Securities. There is hereby created a new series of senior non-preferred debt securities, the SNP Securities, to be issued under the Indenture. The SNP Securities will be issued by means of the public deed of issuance executed on September 8, 2022 and registered with the Mercantile Registry of Vizcaya (Bizkaia) on September 13, 2022.

Section 3.02. Limitation on Aggregate Principal Amount of SNP Securities. The aggregate principal amount of the SNP Securities shall initially be limited to $1,000,000,000 (except for SNP Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other SNP Securities of such series pursuant to Sections 3.04, 3.05, 3.06, 9.05 or 11.07 of the Original Indenture (as amended and supplemented hereby) or the terms of such SNP Securities and except for any SNP Securities that, pursuant to Section 3.03 of the Original Indenture (as amended and supplemented hereby), are deemed never to have been authenticated and delivered thereunder). The Issuer may from time to time, without the consent of the Holders of SNP Securities, create and issue further securities having the same terms and conditions as the previously issued SNP Securities in all respects (or in all respects except for the issue date, the original interest accrual date and/or the issue price), so that such further issue shall be consolidated and form a single series with the Outstanding SNP Securities; provided, however, that any such further issuance will only be made if either such additional securities are issued with no more than de minimis original issue discount for U.S. federal income tax purposes or any such further issuance is a “qualified reopening” as such term is defined under U.S. Treasury Regulations Section 1.1275-2(k)(3) promulgated under the U.S. Internal Revenue Code of 1986, as amended.

Section 3.03. Payment of Principal. The principal of the Outstanding SNP Securities shall be due and payable on the Stated Maturity Date or on such earlier date as the principal thereof may become due and payable in accordance with the provisions hereof.

Section 3.04. Interest and Interest Rate. (a) From (and including) the Issue Date to (but excluding) September 14, 2025 (the “Reset Date”) or any date of earlier redemption, the SNP Securities will bear interest at a fixed rate of 5.862% per annum. From (and including) the Reset Date to (but excluding) the Stated Maturity Date or any date of earlier redemption, the SNP Securities will bear interest at a fixed rate per annum equal to the 1-year UST, as determined by the Calculation Agent, plus 230 basis points, such sum being converted to a semi-annual rate in accordance with market convention (rounded to the fifth decimal place, with 0.000005 being rounded upwards).

(b) The Issuer will pay interest in arrears on the SNP Securities semi-annually on March 14 and September 14 of each year, commencing on March 14, 2023, up to (and including) the Stated Maturity Date or any date of earlier redemption (each an “Interest Payment Date”).

(c) Interest on the SNP Securities will be computed on the basis of a 360-day year of twelve 30-day months. Except as described below for the first Interest Payment Date, on each Interest Payment Date, the Issuer will pay interest on the SNP Securities for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date.

(d) On the first Interest Payment Date, the Issuer will pay interest for the period beginning on (and including) the Issue Date to (but excluding) March 14, 2023.

(e) If any Interest Payment Date falls on a day that is not a Business Day, the related interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.

(f) If the Stated Maturity Date or date of earlier redemption of any SNP Security falls on a day that is not a Business Day, payment of principal and interest on the applicable SNP Security will be made on the next succeeding day that is a Business Day, and no interest will accrue for the period from and after such Stated Maturity Date or date of earlier redemption.

(g) Interest on each SNP Security will be paid only to the Person in whose name such SNP Security was registered at the close of business on the Regular Record Date for the applicable Interest Payment Date.

Section 3.05. Denominations, Minimum Purchase Amount. The SNP Securities may be issued in minimum denominations of $200,000 with increments of $200,000 thereafter.

Section 3.06. Calculation Agent. (a) Upon the terms and subject to the conditions contained herein, the Issuer hereby appoints The Bank of New York Mellon, London Branch as its initial Calculation Agent under the Indenture for the purpose of calculating the interest rates on the SNP Securities in the manner and at the times provided in Section 3.04 of this First Supplemental Indenture, and the Calculation Agent hereby accepts such appointment as the Issuer’s agent. No amendment to the provisions of the SNP Securities relating to the duties or obligations of the Calculation Agent hereunder may become effective without the prior written consent of the Calculation Agent, which consent shall not be unreasonably withheld.

(b) The Calculation Agent shall exercise due care to determine the interest rates on the SNP Securities and shall communicate the same to the Issuer, the Trustee, the Depository, the Paying Agent and any other paying agent identified to it in writing as soon as practicable after each determination. The Calculation Agent will, upon the request of the Holder of any SNP Security, provide the interest rate then in effect with respect to such SNP Security.

(c) The Calculation Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Issuer agrees:

(i) The Calculation Agent shall be entitled to such compensation as may be agreed upon in writing with the Issuer for all services rendered by the Calculation Agent, and the Issuer promises to pay such compensation and to reimburse the Calculation Agent for the reasonable out-of-pocket expenses (including reasonable attorneys’ and other professionals’ fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Issuer shall reasonably require. The Issuer also agrees to indemnify the Calculation Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the costs and expenses of defending against any claim (regardless of who asserts such claim) of liability and excluding taxes based upon, measured by or determined by the income of the Calculation Agent) incurred by the Calculation Agent that arises out of or in connection with its accepting appointment as, or acting as, Calculation Agent hereunder, except such as may result from the gross negligence, willful misconduct or bad faith of the Calculation Agent or any of its agents or employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (1) the opinion or advice of legal or other professional advisors reasonably satisfactory to it or (2) written instructions from the Issuer. The Calculation Agent shall not be liable for any error resulting from the use of or reliance on a source of information used in good faith and with due care to calculate any interest rate hereunder. The provisions of this section shall survive the resignation or removal of the Calculation Agent and the termination of this First Supplemental Indenture.

(ii) In acting under this First Supplemental Indenture and in connection with the SNP Securities, the Calculation Agent is acting solely as agent of the Issuer and does not assume any obligations to, or relationship of agency or trust for or with, any of the owners or Holders of the SNP Securities.

(iii) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the SNP Securities, any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

(iv) The Calculation Agent, its officers, directors, employees and shareholders may become the owners of, or acquire any interest in, any SNP Securities, with the same rights that it or they would have if it were not the Calculation Agent, and may engage or be interested in any financial or other transaction with the Issuer as freely as if it were not the Calculation Agent.

(v) Neither the Calculation Agent nor its officers, directors, employees, agents or attorneys shall be liable to the Issuer for any act or omission hereunder, or for any error of judgment made in good faith by it or them, except in the case of its or their gross negligence or willful misconduct.

(vi) The Calculation Agent may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(vii) The Calculation Agent shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this First Supplemental Indenture against the Calculation Agent.

(viii) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Issuer made or given by it under any provision of this First Supplemental Indenture shall be sufficient if signed by any officer of the Issuer.

(ix) The Calculation Agent may perform any duties hereunder either directly or by or through agents or attorneys, and the Calculation Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(x) In no event shall the Calculation Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Calculation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(xi) In no event shall the Calculation Agent be responsible or liable for any failure or delay in the performance of its obligations under this First Supplemental Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(d) The Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be earlier than 30 days after the receipt of such notice by the Issuer, unless the Issuer agrees to accept less notice. The Calculation Agent may be removed by the Issuer (with or without cause) at any time by the filing with it of any instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Issuer, as hereinafter provided, of a successor Calculation Agent. If within 30 days after notice of resignation or removal has been given, a successor Calculation Agent has not been appointed, the Calculation Agent may, at the expense of the Issuer, petition a court of competent jurisdiction to appoint a successor Calculation Agent. A successor Calculation Agent shall be appointed by the Issuer by an instrument in writing signed on behalf of the Issuer and the successor

Calculation Agent. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so succeeded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the payment by the Issuer of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all out-of-pocket expenses incurred in connection with the services rendered by it hereunder and to the payment of all other amounts owed to it hereunder.

(e) Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

(f) Any Person into which the Calculation Agent may be merged, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger or consolidation or to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its corporate trust assets or business shall, to the extent permitted by applicable law, be the successor Calculation Agent under this First Supplemental Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, consolidation or sale shall forthwith be given to the Issuer and the Trustee.

(g) In the event of any conflict relating to the rights or obligations of the Calculation Agent in connection with the calculation of the interest rate on the SNP Securities, the relevant terms of this First Supplemental Indenture shall govern such rights and obligations.

Section 3.07. Paying Agent. (a) Upon the terms and subject to the conditions contained herein, the Issuer hereby appoints The Bank of New York Mellon, London Branch as the initial Paying Agent under the Indenture for the purpose of performing the functions of the Paying Agent with respect to the SNP Securities, and the Paying Agent hereby accepts such appointment.

(b) The Paying Agent shall exercise due care in performing the functions of the Paying Agent for the SNP Securities.

(c) The Issuer and the Paying Agent shall, in connection with any Interest Payment Date or Redemption Date, comply with the procedures set forth in Exhibit B, including the timely provision by the Paying Agent of a duly executed and completed Payment Statement to the Issuer. If the timely provision of a duly executed and completed Payment Statement is no longer necessary under Spanish law to allow payments on the SNP Securities to be made free and clear of Spanish withholding tax or deduction on account of Spanish taxes, this Section 3.07(c) shall cease to be in effect and the Issuer and the Paying Agent shall no longer be required to comply with the procedures set forth in Exhibit B, including the timely provision by the Paying Agent of a duly executed and completed Payment Statement to the Issuer with respect to any Interest Payment Date or Redemption Date occurring on or after the date on which the timely provision of such Payment Statement is no longer necessary under Spanish law to allow payments on the SNP Securities to be made free and clear of Spanish withholding tax or deduction on account of Spanish taxes. Notwithstanding anything contained herein to the contrary, the Paying Agent shall not be liable for any amounts owed to any person due to its failure to properly comply with the procedures referred to in this Section 3.07(c) except such as may result from the gross negligence, willful misconduct or bad faith of the Paying Agent or any of its agents or employees.

(d) So long as any principal amount of the SNP Securities remains outstanding, the Issuer shall, insofar as it is practicable, maintain, implement or arrange for the implementation of procedures to facilitate the timely provision by the Paying Agent of a duly executed and completed Payment Statement in respect of the payments referred to in this Section 3.07 under the SNP Securities or the collection of any other documentation concerning the SNP Securities that may be required under Spanish law to allow payments on the SNP Securities to be made free and clear of Spanish withholding tax.

(e) The Paying Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Issuer agrees:

(i) The Paying Agent shall be entitled to such compensation as may be agreed in writing with the Issuer for all services rendered by the Paying Agent, and the Issuer promises to pay such compensation and to reimburse the Paying Agent for the reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Issuer shall reasonably require. The Issuer agrees to indemnify the Paying Agent for, and to hold it harmless against, any and all loss, liability, damage, claims or expenses (including the costs and expenses of defending against any claim of liability and excluding taxes based upon, measured by or determined by the income of the Paying Agent) incurred by the Paying Agent that arises out of or in connection with its acting as Paying Agent hereunder, except such as may result from the gross negligence, willful misconduct or bad faith of the Paying Agent or any of its agents or employees. The Paying Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Paying Agent in reliance upon (A) the written opinion of counsel satisfactory to it and upon obtaining the prior written consent of the Issuer or (B) written instructions from the Issuer.

The Paying Agent shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after any officer of the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Paying Agent’s rights hereunder) and the Company shall be entitled to participate therein. The Paying Agent shall not be authorized to settle a claim without the written consent of the Company, which consent shall not be unreasonably withheld or delayed.

(ii) In acting under the Indenture and in connection with the SNP Securities, the Paying Agent is acting solely as agent of the Issuer and does not assume any obligations to, or relationship of agency or trust for or with, any of the Holders of such SNP Securities.

(iii) The Paying Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the SNP Securities, any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

(iv) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Issuer made or given by it under any provision of the Indenture shall be sufficient if signed by any proper officer or an authorized person of the Issuer.

(v) The Paying Agent may, upon obtaining the prior written consent of the Issuer, perform any duties hereunder either directly or by or through agents or attorneys, and, except as otherwise provided herein, the Paying Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(f) (i) The Paying Agent may at any time resign as Paying Agent by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be earlier than 60 days after the receipt of such notice by the Issuer, unless the Issuer agrees in writing to accept less notice. The Paying Agent may be removed by the Issuer (with or without cause) at any time by the filing with it of any instrument in writing signed on behalf of the Issuer by any proper officer or an authorized person thereof and specifying such removal and the date when it is intended to become effective, subject to the Company providing a copy of such notice to the Trustee. Such resignation or removal shall take effect only upon the date of the appointment by the Issuer, as hereinafter provided, of a successor Paying Agent. If within 60 days after notice of resignation or removal has been given, a successor Paying Agent has not been appointed, the Paying Agent may petition a court of competent jurisdiction to appoint a successor Paying Agent. A successor Paying Agent shall be appointed by the Issuer by an instrument in writing signed on behalf of the Issuer by any proper officer or an authorized person thereof and the successor Paying Agent. Upon the appointment of a successor Paying Agent and acceptance by it of such appointment, the Paying Agent so superseded shall cease to be such Paying Agent hereunder. Upon its resignation or removal, the Paying Agent shall be entitled to the payment by the Issuer of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

(ii) Any successor Paying Agent appointed hereunder shall execute and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Paying Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Paying Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Paying Agent.

(iii) Any Person into which the Paying Agent may be merged or converted or with which the Paying Agent may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the assets and business of the Paying Agent, or all or substantially all of the corporate trust business of the Paying Agent shall, to the extent permitted by applicable law, be the successor Paying Agent under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion, consolidation or sale shall forthwith be given to the Issuer within 30 days of such merger, conversion, consolidation or sale.

Section 3.08. Security Certificates. (a) The SNP Securities shall initially be represented by one or more global certificates (the “Global Certificates”) substantially in the form of Exhibit A (attached hereto), which shall be deposited with a custodian for the Depository and the SNP Securities represented thereby will be registered in the name of a nominee of the Depository (initially Cede & Co.), for the accounts of participants in the Depository.

(b) SNP Securities represented by a Global Certificate may be transferred, in whole and not in part, only: (i) by the Depository to a nominee of the Depository, (ii) by a nominee of the Depository to the Depository or to another nominee of the Depository, or (iii) by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(c) Beneficial interests in any SNP Securities represented by a Global Certificate will be exchangeable for SNP Securities represented by definitive certificates (“Definitive Certificates”) only if: (i) the Depository notifies the Issuer in writing that it is unwilling, unable or ineligible to continue to act as Depository or that it has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, a successor Depository is not appointed by the Issuer within 60 days after the date of such notice from the Depository, (ii) the Issuer notifies the Trustee in writing that it has reasonably elected to cause the issuance of SNP Securities represented by Definitive Certificates or (iii) there shall have occurred and be continuing an Event of Default with respect to the SNP Securities.

(d) Upon the occurrence of any of the events specified in Section 3.08(c)(i), (ii) or (iii) above, SNP Securities represented by Definitive Certificates shall be (i) delivered by the Trustee in exchange for beneficial interest in SNP Securities represented by Global Certificates and (ii) registered in such names, and issued in such authorized denominations, as shall be requested by or on behalf of the Depository in accordance with its customary procedures.

Section 3.09. Redemption. (a) The provisions of Article 11 of the Original Indenture (as amended and supplemented hereby) will apply to the SNP Securities. Any such redemption shall be in compliance with the Applicable Banking Regulations and, if required, the Issuer shall have obtained the prior consent of the Regulator. The “Redemption Price” means, with respect to any SNP Securities to be redeemed pursuant to Article 11 of the Original Indenture (as amended and supplemented hereby), an amount equal to 100% of their principal amount, together with accrued but unpaid interest, if any, thereon to, but excluding, the Redemption Date. The “Redemption Date” of any SNP Securities to be redeemed will be any day fixed by the Issuer for redemption of such SNP Securities and specified in the applicable notice of redemption provided by the Issuer pursuant to Section 11.04 of the Original Indenture (as amended and supplemented hereby); provided, however, that in any case where the Redemption Date shall not be a Business Day, then the SNP Securities will not become due and payable and deposit of the Redemption Price will not be made on such Redemption Date, but the SNP Securities will become due and payable and deposit of the Redemption Price will be made on the next succeeding day that is a Business Day with the same force and effect as if the SNP Securities had become due and payable and the deposit of the Redemption Price had been made on the Redemption Date, and no interest shall accrue on the amount payable on such Redemption Date or at such time for the period from and after such Redemption Date.

(b) All or part only of the SNP Securities may be redeemed at the Redemption Price in accordance with the terms of Article 11 of the Original Indenture (as amended and supplemented hereby) at the option of the Issuer if, as the result of any change in or any amendment to the laws or regulations of the Kingdom of Spain (including any treaty to which the Kingdom of Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the Issue Date of the SNP Securities, (i) the Issuer would become obligated to pay Additional Amounts in making any payments under the SNP Securities with respect thereto as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of the Kingdom of Spain or any political subdivision or authority thereof or therein having the power to tax, (ii) the Issuer would not be entitled to claim a deduction in computing tax liabilities in the Kingdom of Spain in respect of any interest to be paid on the next Interest Payment Date on the SNP Securities or the value of such deduction to the Issuer would be reduced, or (iii) the applicable tax treatment of the SNP Securities would be materially affected; provided that, in the case of (i) above, no such notice to the Trustee of the redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to deduct or withhold tax or pay such Additional Amounts were a payment in respect of the SNP Securities then due.

(c) All (but not less than all) of the SNP Securities may be redeemed at the Redemption Price in accordance with the terms of Article 11 of the Original Indenture (as amended and supplemented hereby) at the option of the Issuer if an Eligible Liabilities Event occurs on or after the Issue Date of the SNP Securities.

(d) All or part only of the SNP Securities may be redeemed at the Redemption Price in accordance with the terms of Article 11 of the Original Indenture (as amended and supplemented hereby) at the option of the Issuer on the Reset Date.

Section 3.10. Definitive Certificates and Authentication. Any Definitive Certificates issued in exchange for beneficial interests in the SNP Securities represented by Global Certificates pursuant to Section 3.08 of this First Supplemental Indenture or Section 2.03 of the Original Indenture (as amended and supplemented hereby) shall be issued in the State of New York. Notwithstanding any other provision in the Indenture or the SNP Securities, the SNP Securities, irrespective of whether they are represented by Global Certificates or Definitive Certificates, shall be issued and authenticated in New York.

Section 3.11. Agreement with Respect to the Exercise of Spanish Bail-in Power. (a) Notwithstanding any other term of the SNP Securities, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder, by its acquisition of the SNP Securities, each Holder (which, for the purposes of this Section 3.11, includes each holder of a beneficial interest in the SNP Securities) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the SNP Securities, and may include and result in any of the following, or some combination thereof: (1) the reduction or cancellation of all, or a portion, of the Amounts Due on the SNP Securities; (2) the conversion of all, or a portion, of the Amounts Due on the SNP Securities into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the SNP Securities; (3) the cancellation of the SNP Securities; (4) the amendment or alteration of the maturity of the SNP Securities or amendment of the amount of interest payable on the SNP Securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the SNP Securities or the rights of Holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(b) By its acquisition of the SNP Securities, each Holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the SNP Securities or the conversion thereof into another security or obligation of the Company or another Person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Event of Default with respect to the SNP Securities or under the Indenture. By its acquisition of the SNP Securities, each Holder further acknowledges and agrees that no repayment or payment of Amounts Due on the SNP Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

(c) By its acquisition of the SNP Securities, each Holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities. Additionally, by its acquisition of the SNP Securities, each Holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities: (i) the Trustee shall not be required to take any further directions from the Holders with respect to any portion of the SNP Securities that is written down, converted to equity and/or cancelled under Section 5.12 of the Original Indenture (as amended and supplemented hereby); and (ii) the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities, so long as any SNP Securities remain Outstanding, there shall at all times be a trustee for the SNP Securities in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the SNP Securities remain Outstanding following the completion of the exercise of the Spanish Bail-in Power.

(d) By its acquisition of the SNP Securities, each Holder shall be deemed to have authorized, directed and requested the Depository and any direct participant therein or other intermediary through which it holds such SNP Securities to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the SNP Securities as it may be imposed, without any further action or direction on the part of such Holder.

(e) Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities, the Company or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the Depository as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the Holders of such SNP Securities. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

(f) If the Issuer has elected to redeem the SNP Securities but prior to the payment of the Redemption Price to Holders the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the SNP Securities the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any accrued interest and Additional Amounts payable under Article 11 of the Original Indenture (as amended and supplemented hereby)) will be due and payable.

(g) Upon the exercise of the Spanish Bail-in Power with respect to the SNP Securities which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the SNP Securities or such SNP Securities otherwise ceasing to be outstanding, the Indenture shall be deemed satisfied and discharged as to such series of SNP Securities and such SNP Securities shall thereafter be deemed to be not “Outstanding”.

(h) Each Holder that acquires SNP Securities in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in this First Supplemental Indenture to the same extent as the Holders that acquire the SNP Securities upon their initial issuance, including, without limitation, with respect to this Section 3.11.

Section 3.12. Notices. Any notice, communication or other document (other than a notice, communication or other document delivered pursuant to the procedures set forth in Exhibit B, including a Payment Statement) required to be given to any person hereunder shall be given in accordance with Section 1.05 or Section 1.06 (as the case may be) of the Original Indenture (as amended and supplemented hereby). Any notice hereunder given by telephone, telecopy or letter shall be deemed to be received when in the ordinary course of transmission or post, as the case may be, it would be received.

Section 3.13. Instructions by Electronic Means. The Trustee and each Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee and each Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee or any Agent Instructions using Electronic Means and the Trustee or the relevant Agent in its discretion elects to act upon such Instructions, the Trustee’s or the relevant Agent’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee and the Agents cannot determine the identity of the actual sender of such Instructions and that the Trustee or the relevant Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee or such Agent have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee or the relevant Agent and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. Neither the Trustee nor the relevant Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or such Agent’s reasonable reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and the Agents, including without limitation the risk of the Trustee or any Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and the Agents and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee or the relevant Agent immediately upon learning of any compromise or unauthorized use of the security procedures.

IN WITNESS WHEREOF, each of the parties hereto has caused this First Supplemental Indenture to be duly executed on its behalf as of the date first above written.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., as Issuer

By:	/s/ Ignacio Echevarría Soriano
Name: Ignacio Echevarría Soriano
Title: BBVA Head of Wholesale
Funding & Capital Operations

THE BANK OF NEW YORK MELLON, LONDON BRANCH as Trustee, Paying Agent, Transfer Agent and Calculation Agent

By:	/s/ Melissa Laidley
Name: Melissa Laidley
Title: Vice President

THE BANK OF NEW YORK MELLON, as Security Registrar

By:	/s/ Melissa Laidley
Name: Melissa Laidley
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF SECURITY CERTIFICATE REPRESENTING SECURITIES

No.

CUSIP NO. 05946K AK7

ISIN NO. US05946KAK79

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY MAY NOT BE OFFERED, DISTRIBUTED OR SOLD IN THE KINGDOM OF SPAIN IN THE PRIMARY MARKET. HOWEVER, THIS SECURITY MAY BE SOLD TO SPANISH RESIDENT INVESTORS IN CIRCUMSTANCES THAT SATISFY THE REQUIREMENTS SET FORTH IN THE RULING OF THE DIRECTORATE GENERAL FOR TAXATION (DIRECCIÓN GENERAL DE TRIBUTOS) OF JULY 27, 2004.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

GLOBAL SECURITY

representing up to $[500,000,000]

5.862% Senior Non-Preferred Fixed-to-Fixed Rate Notes Due 2026

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain and having its registered office in the Kingdom of Spain (together with its successors and permitted assigns under the Indenture referred to on the reverse hereof, the “Company” or the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[500,000,000] on September 14, 2026 or on such earlier date as the principal hereof may become due and payable in accordance with the provisions hereof.

The Company further unconditionally promises, subject to the Terms and Conditions of the SNP Securities endorsed on the reverse hereof, to pay interest semi-annually in arrears on March 14 and September 14 of each year, commencing March 14, 2023, until maturity or redemption (each an “Interest Payment Date”), on said principal sum at (i) a fixed rate of 5.862% per annum from (and including) the issue date to (but excluding) the Reset Date and, thereafter, (ii) a rate per annum equal to the 1-year UST as of the second Business Day immediately preceding the Reset Date, as determined by the Calculation Agent (each term as defined on the reverse hereof), plus 230 basis points, such sum being converted to a semi-annual rate in accordance with market convention (rounded to the fifth decimal place, with 0.000005 being rounded upwards). Interest shall accrue from and including the most recent Interest Payment Date or, with respect to the first Interest Payment Date, from and including the date of issuance, until the principal hereof is paid or made available for payment. The interest payable on any such Interest Payment Date will, subject to certain conditions set forth in the Indenture referred to on the reverse hereof, be paid to the Holder in whose name this SNP Security is registered as of the close of business on the 15th calendar day (whether or not such day is a Business Day) immediately preceding such Interest Payment Date.

Payment of the principal amount of and any interest on, this SNP Security will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a paying agent of the Company for collection by the Holder.

Notwithstanding any other term of this SNP Security, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder, by its acquisition of this SNP Security, each Holder (including, for purposes of this paragraph, each holder of a beneficial interest in the SNP Security) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power (as defined on the reverse hereof) by the Relevant Spanish Resolution Authority (as defined on the reverse hereof), which may be imposed with or without any prior notice with respect to the SNP Security, and may include and result in any of the following, or some combination thereof: (1) the reduction or cancellation of all, or a portion, of the Amounts Due (as defined on the reverse hereof) on this SNP Security; (2) the conversion of all, or a portion, of the Amounts Due on this SNP Security into shares, other securities or other obligations of the Company or another person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of this SNP Security; (3) the cancellation of this SNP Security; (4) the amendment or alteration of the maturity of this SNP Security or amendment of the amount of interest payable on this SNP Security, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of this SNP Security or the rights of the Holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. The Holder shall not have any claim against the Company in connection with or arising out of any such exercise or variation.

Reference is made to the further provisions set forth under the Terms and Conditions of the SNP Securities endorsed on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This SNP Security shall not be valid or obligatory for any purpose until the certificate of authentication of this SNP Security shall have been manually executed by or on behalf of the Trustee under the Indenture.

[Remainder of the page left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:
Name:
Title:

Certificate of Authentication

This is the Global Security of a series designated herein referred to in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon, as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

TERMS AND CONDITIONS OF THE SECURITIES

1. General. This security is one of a duly authorized issue of a series of senior non-preferred debt securities of the Company, designated as its 5.862% Senior Non-Preferred Fixed-to-Fixed Rate Notes due 2026 (Series 7) (referred to as the “SNP Securities”), limited to the aggregate principal amount of $1,000,000,000 (except as otherwise provided below) and issued or to be issued pursuant to an Indenture (the “Base Indenture”) dated as of June 25, 2019 among the Company and The Bank of New York Mellon, London Branch, as trustee (together with any successor Trustee under the Indenture (as defined herein), the “Trustee”), transfer agent (together with any successor Transfer Agent under the Indenture, the “Transfer Agent”) and paying agent (together with any successor Paying Agent under the Indenture, the “Paying Agent”) and The Bank of New York Mellon, as security registrar (together with any successor Security Registrar under the Indenture, the “Security Registrar”), as amended and supplemented prior to the issuance and authentication hereof by a supplemental indenture dated as of September 14, 2022 among the Company and The Bank of New York Mellon, London Branch, as Trustee, Paying Agent, Transfer Agent and calculation agent (together with any successor Calculation Agent under the Indenture, the “Calculation Agent”) and The Bank of New York Mellon, as Security Registrar (the “First Supplemental Indenture” and, together with the Base Indenture (as amended and supplemented by the First Supplemental Indenture), the “Indenture”). The SNP Securities are subject to the terms and conditions of the Indenture, and such terms and conditions shall have effect as if incorporated herein. All capitalized terms used in this SNP Security but not otherwise defined herein are used as defined in the Indenture and shall have the meanings assigned to them in the Indenture. References herein to any particular Article, Section or other subdivision of the Base Indenture shall refer to any such Article, Section or other subdivision of the Base Indenture as amended and supplemented by the First Supplemental Indenture. The holders of the SNP Securities (each a “Holder”) will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture and reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the SNP Securities and of the terms upon which the SNP Securities are, and are to be, authenticated and delivered. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Trustee. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this SNP Security and the terms of the Indenture, the terms of the Indenture will control.

The SNP Securities will initially be issued in the form of one or more global certificates representing the securities of this series in fully registered form without interest coupons (each a “Global Security”) deposited with The Bank of New York Mellon as custodian for the Depository. The SNP Securities will not be issued in bearer form. The SNP Securities, and transfers thereof, shall be registered as provided in Section 3.05 of the Base Indenture. Any person in whose name a SNP Security shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, and for all purposes, by the Company and the Trustee as the absolute owner of such SNP Security, regardless of any notice of ownership, theft or loss or of any writing thereon.

2. Principal and Interest. (a) The principal of the Outstanding SNP Securities shall be due and payable on September 14, 2026 (the “Stated Maturity Date”) or on such earlier date as the principal thereof may become due and payable in accordance with the provisions hereof.

(b) From (and including) the Issue Date to (but excluding) September 14, 2025 (the “Reset Date”) or any date of earlier redemption, the SNP Securities will bear interest at a fixed rate of 5.862% per annum. From (and including) the Reset Date to (but excluding) the Stated Maturity Date or any date of earlier redemption, the SNP Securities will bear interest at a fixed rate per annum equal to the 1-year UST, as determined by the Calculation Agent, plus 230 basis points, such sum being converted to a semi-annual rate in accordance with market convention (rounded to the fifth decimal place, with 0.000005 being rounded upwards).

The Issuer will pay interest in arrears on the SNP Securities semi-annually on each Interest Payment Date, up to (and including) the Stated Maturity Date or any date of earlier redemption.

Interest on the SNP Securities will be calculated on the basis of a 360-day year of twelve 30-day months

For the purposes of calculating the rate of interest applicable from (and including) the Reset Date, “1-year UST” means an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of one year, as published in the most recent H.15.

“Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London or Madrid.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities”, or any successor or replacement publication as reasonably determined by the Company and notified to the Calculation Agent, that establishes yield on actively traded U.S. Treasury securities, and “most recent H.15” means the H.15 that includes a yield to maturity for U.S. Treasury securities with a maturity of one year published closest in time (but prior to) the Reset Determination Date.

“Reset Determination Date” means the second Business Day immediately preceding the Reset Date.

(c) Except as described below for the first Interest Payment Date, on each Interest Payment Date, the Issuer will pay interest on the SNP Securities for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date.

On the first Interest Payment Date, the Issuer will pay interest for the period beginning on and including the Issue Date to but excluding March 14, 2023.

If any Interest Payment Date falls on a day that is not a Business Day, the related interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.

If the Stated Maturity Date or date of earlier redemption of any SNP Security falls on a day that is not a Business Day, payment of principal and interest on the applicable SNP Security will be made on the next succeeding day that is a Business Day, and no interest will accrue for the period from and after such Stated Maturity Date or date of earlier redemption.

Interest on each SNP Security will be paid only to the Person in whose name such SNP Security was registered at the close of business on the Regular Record Date for the applicable Interest Payment Date.

3. Additional Amounts. Any amounts to be paid by the Company with respect to each SNP Security shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature (“Taxes”) unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied in respect of payment of interest (but not principal or premium) by or on behalf of the Kingdom of Spain or any political subdivision or authority thereof or therein having the power to tax, the Company will pay to the Holder such Additional Amounts as may be necessary in order that the net amount received by the Holder of such SNP Security under the Indenture, after such withholding or deduction, shall equal the amount of interest, if any, which would have been receivable by such Holder in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay Additional Amounts will not apply:

(a) to, or to a third party on behalf of, a Holder who is liable for such Taxes by reason of such Holder (or the beneficial owner of the SNP Security for whose benefit such Holder holds such SNP Security) having some connection with the Kingdom of Spain other than the mere holding of the SNP Security (or such beneficial interest) or the mere crediting of the SNP Security to its securities account with the relevant Depository;

(b) in the case of a SNP Security presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the Holder would have been entitled to Additional Amounts on presenting the same for payment on such thirtieth day assuming that day to have been a Business Day in such place of presentment;

(c) in respect of any Tax, assessment or other governmental charge that would not have been imposed but for the failure by the Holder or beneficial owner of the SNP Security to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of that SNP Security, if compliance is required by statute or by regulation of the Kingdom of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the tax, assessment or other governmental charge;

(d) in respect of any SNP Security presented for payment (where presentation is required) by or on behalf of a Holder who would be able to avoid such withholding or deduction by presenting the relevant SNP Security to another Paying Agent; or

(e) to, or to a third party on behalf of, a Holder if the Company does not receive any relevant information as may be required by Spanish tax laws and regulations (including any binding rulings), including a duly executed and completed Payment Statement from the Paying Agent.

Additional Amounts will also not be paid with respect to any payment on any SNP Security to any Holder who is a fiduciary, partnership, limited liability company or Person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Kingdom of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or a beneficial owner who would not have been entitled to such Additional Amounts had it been a Holder of such SNP Security.

No Additional Amounts will be paid by the Company, the Trustee or any paying agent on account of any withholding or deduction from a payment on, or in respect of, the SNP Securities where such withholding or deduction is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the Kingdom of Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

4. Redemption for Taxation Reasons; Redemption for Eligible Liabilities Event; Optional Early Redemption (Issuer Call). (a) All or part only of the SNP Securities may be redeemed at the Redemption Price in accordance with the terms of Article 11 of the Base Indenture at the option of the Company if, as the result of any change in or any amendment to the laws or regulations of the Kingdom of Spain (including any treaty to which the Kingdom of Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after September 14, 2022 (the Issue Date of the SNP Securities), (i) the Company would become obligated to pay Additional Amounts in making any payments under the SNP Securities with respect thereto as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of the Kingdom of Spain or any political subdivision or authority thereof or therein having the power to tax, (ii) the Company would not be entitled to claim a deduction in computing tax liabilities in the Kingdom of Spain in respect of any interest to be paid on the next Interest Payment Date on the SNP Securities or the value of such deduction to the Company would be reduced, or (iii) the applicable tax treatment of the SNP Securities would be materially affected; provided that, (x) in the case of (i) above, no such notice to the Trustee of the redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to deduct or withhold tax or pay such Additional Amounts were a payment in respect of the SNP Securities then due, (y) the redemption shall be in compliance with the Applicable Banking Regulations (as defined herein), and (z) if required, the Company shall have obtained the prior consent of the Regulator (as defined herein).

Prior to any notice of redemption of the SNP Securities pursuant to this paragraph 4(a), the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such SNP Securities pursuant to this paragraph 4(a) have been satisfied; and (ii) an Opinion of Counsel to the effect that any of the circumstances referred to in paragraph 4(a) prevail.

(b) All (but not less than all) of the SNP Securities may be redeemed at the Redemption Price in accordance with the terms of Article 11 of the Base Indenture at the option of the Company if an Eligible Liabilities Event occurs on or after September 14, 2022 (the Issue Date of the SNP Securities); provided that (i) the redemption shall be in compliance with the Applicable Banking Regulations and (ii) if required, the Company shall have obtained the prior consent of the Regulator.

Prior to any notice of redemption of the SNP Securities pursuant to this paragraph 4(b), the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such SNP Securities pursuant to this paragraph 4(b) have been satisfied; and (ii) an Opinion of Counsel to the effect that the circumstances referred to in paragraph 4(b) prevail.

(c) All or part only of the SNP Securities may be redeemed at the Redemption Price in accordance with the terms of Article 11 of the Base Indenture at the option of the Company on the Reset Date; provided that, (i) the redemption shall be in compliance with the Applicable Banking Regulations and (ii) if required, the Company shall have obtained the prior consent of the Regulator.

5. Event of Default. “Event of Default”, wherever used herein with respect to this SNP Security, means (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that, except as set forth in the immediately succeeding paragraph, an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against the Company or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by the Company for the liquidation or winding up of the Company (except (i) in the case of a reconstruction, consolidation, amalgamation or merger carried out in compliance with the requirements set forth in Section 8.01 of the Base Indenture (in this case, even without being approved by an Act of the Holders of the SNP Securities) or (ii) in any such case for the purpose of a reconstruction or a consolidation or an amalgamation or a merger which has been approved by an Act of the Holders of the SNP Securities).

Notwithstanding any other provision in these terms or the Indenture, any Resolution or Early Intervention with respect to the Company shall not, in and of itself and without regard to any other fact or circumstance, constitute a default or an Event of Default under the immediately preceding paragraph or any other provision in these terms or the Indenture with respect to the SNP Securities. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due (as defined below) on the SNP Securities or the conversion thereof into another security or obligation of the Company or another Person, in each case as a result of the exercise of the Spanish Bail-in Power (as defined below) by the Relevant Spanish Resolution Authority (as defined below) with respect to the Company, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities, shall constitute an Event of Default or default under the Indenture or the SNP Securities or otherwise constitute non-performance of a contractual obligation, or entitle the Holders of the SNP Securities to any remedies, which are hereby expressly waived. In addition, no repayment or payment of Amounts Due on the SNP Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

For the avoidance of doubt, only an Event of Default (rather than any breach or default under the Indenture or the SNP Security) may give rise to a declaration of acceleration referred to in Section 5.02 of the Base Indenture.

6. Substitution and Modification. Each Holder and beneficial owner of the SNP Securities shall, by virtue of its acquisition of the SNP Securities or any beneficial interest therein, be deemed to acknowledge, accept, consent to and agree to be bound by any substitution of or modification to the terms of the SNP Securities as set forth Section 8.04 of the Base Indenture and to grant to the Company and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such Holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the SNP Securities, as applicable. Each Holder and beneficial owner of the SNP Securities, by virtue of its acquisition of the SNP Securities or any beneficial interest therein, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee and/or the Company for, agrees not to initiate a suit against the Trustee and/or the Company in respect of, and agrees that neither the Trustee nor the Company shall be liable for, any action that the Trustee or the Company takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the SNP Securities upon the occurrence of an Eligible Liabilities Event.

7. Enforcement. No Holder of any SNP Security shall have any right by virtue of or by availing itself of any provision of the Indenture or of these terms to institute any proceeding, judicial or otherwise, with respect to the Indenture or the SNP Securities or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the SNP Securities, (b) the Holders of not less than 25% in principal amount of the SNP Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder and such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and (d) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by Holders of a majority in principal amount of the Outstanding SNP Securities.

8. Ranking. (a) The payment obligations of the Company under the SNP Securities on account of principal constitute direct, unconditional, unsubordinated and unsecured obligations (créditos ordinarios) of the Company and, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in the Kingdom of Spain (including, without limitation, Additional Provision 14.2 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency (concurso de acreedores) of the Company will rank:

(i)

junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), (b) claims against the insolvency estate (créditos contra la masa), and (c) Senior Preferred Obligations;

(ii)	pari passu without any preference or priority among themselves and with all other Senior Non-Preferred Obligations; and

(iii)	senior to all subordinated obligations of, or claims against, the Company (créditos subordinados), present and future,

such that any relevant claim on account of principal in respect of the SNP Securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided above.

Upon the insolvency (concurso de acreedores) of the Company, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in the Kingdom of Spain, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Company under the SNP Securities with respect to claims for accrued but unpaid interest on the SNP Securities shall constitute subordinated claims (créditos subordinados) against the Company ranking in accordance with the provisions of the Insolvency Law. No further interest on the SNP Securities shall accrue from the date of declaration of the insolvency of the Company.

“Insolvency Law” means the restated text of the Insolvency Law, as approved by Spanish Royal Legislative Decree 1/2020 of May 5 (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended, replaced or supplemented from time to time.

“ordinary claims” means the class of claims with respect to unsecured, non-privileged and unsubordinated obligations (créditos ordinarios) of the Company which, upon the insolvency (concurso de acreedores) of the Company and pursuant to the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in the Kingdom of Spain, rank (i) junior to privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015 and any secured claims), and claims against the insolvency estate (créditos contra la masa) and (ii) senior to subordinated claims (créditos subordinados).

“Senior Non-Preferred Obligations” (créditos ordinarios no preferentes) means the obligations of the Company with respect to (i) the payment of principal under the SNP Securities and (ii) all other ordinary claims, present and future, which, upon the insolvency (concurso de acreedores) of the Company are expressed to rank within the ordinary claims but junior to Senior Preferred Obligations.

“Senior Preferred Obligations” means the obligations of the Company with respect to all ordinary claims (créditos ordinarios), present and future, other than Senior Non-Preferred Obligations.

Each Holder and beneficial owner of this SNP Security by his acceptance thereof, to the extent permitted by Spanish law, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the ranking of the SNP Securities provided in this paragraph 8 and appoints the Trustee his attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such Holder’s or beneficial owner’s behalf.

9. Certain Undertakings and Agreements by Holders. (a) Notwithstanding any other term of this SNP Security, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder, by its acquisition of this SNP Security, each Holder (which, for the purposes of this paragraph 9, includes each holder of a beneficial interest in the SNP Security) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the SNP Security, and may include and result in any of the following, or some combination thereof: (1) the reduction or cancellation of all, or a portion, of the Amounts Due on the SNP Securities; (2) the conversion of all, or a portion, of the Amounts Due on the SNP Securities into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the SNP Securities; (3) the cancellation of the SNP Securities; (4) the amendment or alteration of the maturity of the SNP Securities or amendment of the amount of interest payable on the SNP Securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the SNP Securities or the rights of the Holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(b) By its acquisition of this SNP Security, each Holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the SNP Securities or the conversion thereof into another security or obligation of the Company or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Event of Default with respect to the SNP Securities or under the Indenture. By its acquisition of this SNP Security, each Holder further acknowledges and agrees that no repayment or payment of Amounts Due on the SNP Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

(c) By its acquisition of this SNP Security, each Holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities. Additionally, by its acquisition of this SNP Security, each Holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities: (i) the Trustee shall not be required to take any further directions from the Holders with respect to any portion of the SNP Securities that is written down, converted to equity and/or cancelled under Section 5.12 of the Base Indenture; and (ii) the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities, so long as any SNP Securities remain Outstanding, there shall at all times be a trustee for the SNP Securities in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the SNP Securities remain Outstanding following the completion of the exercise of the Spanish Bail-in Power.

(d) By its acquisition of this SNP Security, each Holder shall be deemed to have authorized, directed and requested the Depository and any direct participant in the Depository or other intermediary through which it holds such SNP Security to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the SNP Security as it may be imposed, without any further action or direction on the part of such Holder.

(e) Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities, the Company or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the Depository as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the Holders of such SNP Securities. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

(f) If the Company has elected to redeem the SNP Securities but prior to the payment of the Redemption Price to Holders the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the SNP Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any accrued interest and Additional Amounts payable under Article 11 of the Base Indenture) will be due and payable.

(g) Upon the exercise of the Spanish Bail-in Power with respect to the SNP Securities which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the SNP Securities or such SNP Securities otherwise ceasing to be outstanding, the Indenture shall be deemed satisfied and discharged as to such series of SNP Securities and such SNP Securities shall thereafter be deemed to be not “Outstanding”.

(h) Each Holder that acquires this SNP Security in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as the Holders that acquire the SNP Securities upon their initial issuance, including, without limitation, with respect to this paragraph 9.

“Amounts Due” with respect to a SNP Security means the principal amount of or outstanding amount (if applicable), together with any accrued but unpaid interest, Additional Amounts and premium (if any) due on such SNP Security. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power (as defined below) by the Relevant Spanish Resolution Authority. References to such amounts will also include amounts held in trust by the Company, any Paying Agent or the Trustee pursuant to Section 10.03 of the Base Indenture.

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, cancellation or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in the Kingdom of Spain, relating to the transposition or development of the BRRD, including, but not limited to (a) Law 11/2015, (b) RD 1012/2015 and (c) the SRM Regulation; or (ii) any other law, regulation, rule or requirement applicable from time to time in the Kingdom of Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such Persons or any other Person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised.

10. Governing Law. This SNP Security shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization, issuance and execution by the Company of the SNP Securities and paragraphs 8(a) and 9 shall be governed by and construed in accordance with the common laws of the Kingdom of Spain.

11. Additional Terms. Additional terms of the SNP Securities, including but not limited to terms related to payment of defaulted interest; amendments to the Indenture and waiver of past defaults; replacement, exchange and transfer of the SNP Securities; the duties, immunities and rights of the Trustee, the Paying Agent, the Transfer Agent, the Calculation Agent and the Security Registrar; notices; limitation on claims; submission to jurisdiction; and service of process, are set forth in the Indenture and shall have effect as if incorporated herein.

TRUSTEE, PAYING AGENT, TRANSFER AGENT,

CALCULATION AGENT AND REGISTRAR

Trustee

The Bank of New York Mellon, London Branch

One Canada Square,

London E14 5AL

United Kingdom

Security Registrar

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Paying Agent, Transfer Agent and Calculation Agent

The Bank of New York Mellon, London Branch

One Canada Square,

London E14 5AL

United Kingdom

EXHIBIT B

PROCEDURES TO BE PERFORMED BY THE ISSUER AND THE PAYING AGENT IN

CONNECTION WITH SPANISH LAW 10/2014, OF JUNE 26, AS AMENDED, AND ROYAL DECREE

1065/2007, OF JULY 27, AS AMENDED

These procedures set forth the steps to be followed by the Issuer and the Paying Agent in respect of the SNP Securities, pursuant to Section 3.07 of the First Supplemental Indenture to which this Exhibit B is appended. Terms used but not defined herein shall have the meanings assigned to them in the Indenture (as such term is defined in the First Supplemental Indenture to which this Exhibit B is appended).

“New York Business Day” means a Business Day.

“Payment Amount” means (i) with respect to an Interest Payment Date, the aggregate amount of interest payable on such date, and (ii) with respect to a Redemption Date, the aggregate amount of the difference, if any, between the aggregate Redemption Price of the SNP Securities being redeemed on such date and the aggregate principal amount of such SNP Securities.

“Payment Date” means an Interest Payment Date or a Redemption Date, as applicable.

“Payment Statement” means the statement to be delivered to the Issuer by the Paying Agent, substantially in the form set forth in Annex I to this Exhibit B, pursuant to Section 3.07 of the First Supplemental Indenture.

(1)	In the case of a Redemption Date, no later than 5:00 p.m. New York time on the New York Business Day prior to such Redemption Date, the Issuer shall notify the Paying Agent of the Payment Amount.

(2)

On or before each Payment Date, the Issuer shall deposit with the Paying Agent an amount of funds sufficient to pay the applicable Payment Amount gross of Spanish withholding tax, in accordance with Section 10.04 of the Original Indenture (as amended and supplemented by the First Supplemental Indenture), together with any other amounts to be deposited thereunder.

(3)

No later than 11:00 p.m. New York time on the business day immediately preceding the relevant Payment Date (“PD-1”), the Paying Agent shall deliver an executed Payment Statement to the Issuer, which the Paying Agent shall reasonably believe to be duly completed, substantially in the form set forth in Annex I hereto, setting forth certain details relating to the SNP Securities, including the relevant Payment Date, the Payment Amount to be paid by the Issuer on such Payment Date, and the portion of the Payment Amount corresponding to each clearing agency located outside the Kingdom of Spain (“Spain”) (including the Depository).

(4)	The Payment Statement shall be dated as of PD-1, shall set forth information as of the close of business of PD-1 and shall be executed after the close of business of PD-1.

(5)

The Issuer shall review the Payment Statement submitted by the Paying Agent as soon as practicable. If the Issuer believes that the information contained in the Payment Statement is incomplete or inaccurate or that the Payment Statement is otherwise not in compliance with the applicable regulation, it will notify the Paying Agent no later than 5:30 a.m., New York time, on the relevant Payment Date and state the reasons for such belief. Following such notification, the Paying Agent shall deliver to the Issuer a further executed Payment Statement, revised, if necessary, as reasonably determined by the Paying Agent and which the Paying Agent shall reasonably believe to be duly completed, as soon as practicable but in any event no later than 9:30 a.m. New York time on the relevant Payment Date (the “First Statement Deadline”).

Procedures applicable if the Paying Agent does not deliver a duly executed and completed Payment Statement to the Issuer by the First Statement Deadline

(6)

If the Paying Agent fails or for any reason is unable to deliver a duly executed and completed Payment Statement to the Issuer by the First Statement Deadline, the Paying Agent undertakes to make all reasonable efforts to provide an executed Payment Statement to the Issuer which the Paying Agent shall reasonably believe to be duly completed, as soon as practicable but no later than 9:00 a.m. New York time on the 10th calendar day of the month immediately following the relevant Payment Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day). The Payment Statement shall be dated as of PD-1 and shall set forth information as of the close of business of PD-1.

(7)

The Issuer shall review the Payment Statement submitted by the Paying Agent as soon as practicable. If the Issuer believes that the information contained in the Payment Statement is incomplete or inaccurate or that the Payment Statement is otherwise not in compliance with the applicable regulation, it will notify the Paying Agent no later than 11:00 a.m., New York time, on the 10th calendar day of the month immediately following the relevant Payment Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day) and state the reasons for such belief. Following such notification, the Paying Agent shall deliver to the Issuer a further executed Payment Statement, revised, if necessary, as reasonably determined by the Paying Agent and which the Paying Agent shall reasonably believe to be duly completed, as soon as practicable but in any event no later than 5:00 p.m. New York time on the 10th calendar day of the month immediately following the relevant Payment Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day).

Original copies

(8)

The Paying Agent must deliver an original copy of any duly executed and completed Payment Statement issued hereunder to the Issuer no later than the 15th calendar day of the month immediately following the relevant Payment Date.

Notices, etc.

Any notice, statement or other paper, document or communication made or given by the Issuer to the Paying Agent pursuant to the procedures set forth in this Exhibit B shall be sent by email or fax or communicated by telephone, as follows (or as the Paying Agent shall have notified the others in writing): c/o The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom (Attention: Global Corporate Trust), telephone: +44 1202689787, fax: + 44 (0)20 7163 2536; email address: corpsov4@bnymellon.com. Any notice, statement or other paper, document or communication made or given by the Paying Agent to the Issuer pursuant to the procedures set forth in this Exhibit B, other than a Payment Statement, shall be sent by email or fax or communicated by telephone, as follows (or as the Issuer shall have notified the Paying Agent in writing): Attention: ALM - Finance, telephone: +34 915378964 and +34 913743695, email address: Alm.Internal.Control@bbva.com. Non-original copies of a Payment Statement shall be sent by email or fax to the Issuer. The original copy of a duly executed and completed Payment Statement shall be sent by posted mail or courier to the Issuer, at the following address: Calle Azul 4, 28050 Madrid, Spain (Attention: Ignacio Echevarría and Marta García).

Annex I

FORM OF PAYMENT STATEMENT TO BE DELIVERED BY THE PAYING AGENT

[English translation provided for informational purposes only]

Modelo de declaración a que se refieren los apartados 3, 4 y 5 del artículo 44 del Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos1

Model declaration form referred to in paragraphs 3, 4 and 5 of section 44 of the General Regulations of conduct and procedures relating to tax administration and inspection and the development of general rules of procedures for the enforcement of taxes

Don (nombre), con número de identificación fiscal (1) (…), en nombre y representación de (entidad declarante), con número de identificación fiscal (1) (….) y domicilio en (…) en calidad de (marcar la letra que proceda):

Mr. (name), with tax identification number (1) (...), in the name and on behalf of (declaring entity), with tax identification number (1) (...), with domicile in (address) acting in its capacity as (check as appropriate):

(a)	Entidad Gestora del Mercado de Deuda Pública en Anotaciones

(a)	Managing Entity of the Public Debt Book-Entry Market

(b)	Entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero

(b)	Clearing and settlement entity located outside Spain

(c)	Otras entidades que mantienen valores por cuenta de terceros en entidades de compensación y liquidación de valores domiciliadas en territorio español

(c)	Other entities that hold securities on behalf of third parties in clearing and settlement systems domiciled in Spain

(d)	Agente de pagos designado por el emisor

(d)	Paying Agent appointed by the issuer

Formula la siguiente declaración, de acuerdo con lo que consta en sus propios registros:

Files the following statement, in accordance with the information set forth in its own records:

1.	En relación con los apartados 3 y 4 del artículo 44:

1.	Regarding sections 3 and 4 of section 44:

1.1	Identificación de los valores

1.1	Identification of the securities

1.2	Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados)

1.2	Date on which payment will be made (or reimbursement date in case of securities issued at a discount or segregated securities)

1.3	Importe total de los rendimientos (o importe total a reembolsar, en todo caso, si son valores emitidos al descuento o segregados)

1.3	Total amount of payment (or total amount to be reimbursed, in any event, in case of securities issued at a discount or segregated securities)

[1]	The Paying Agent will only need to provide responses to the questions set forth in Section 2 of this form (i.e., questions 2.1 to 2.6).

1.4

Importe de los rendimientos correspondiente a contribuyentes del Impuesto sobre la Renta de las Personas Físicas, excepto cupones segregados y principales segregados en cuyo reembolso intervenga una Entidad Gestora

1.4.	Amount of payment corresponding to Spanish Individual Income Tax taxpayers, except with respect to segregated coupons and segregated principal the payment of which is handled by a Managing Entity

1.5	Importe de los rendimientos que conforme al apartado 2 del artículo 44 debe abonarse por su importe íntegro (o importe total a reembolsar si son valores emitidos al descuento o segregados)

1.5	Amount of payment that, pursuant to section 2 of section 44, must be paid in full (or the total amount to be reimbursed in the case of securities issued at a discount or segregated securities)

2.	En relación con el apartado 5 del artículo 44:

2.	Regarding section 5 of section 44:

2.1	Identificación de los valores

2.1	Identification of the securities

2.2	Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados)

2.2	Date on which payment will be made (or reimbursement date in case of securities issued at a discount or segregated securities)

2.3	Importe total de los rendimientos (o importe total a reembolsar si son valores emitidos al descuento o segregados)

2.3	Total amount of payment[2] (or total amount to be reimbursed, in any event, in case of securities issued at a discount or segregated securities)

2.4	Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero A

2.4.	Amount of payment[2] corresponding to clearing and settlement entity “A”[3] located outside Spain

2.5	Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero B

2.5.	Amount of payment[2] corresponding to clearing and settlement entity “B”[3] located outside Spain

2.6	Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero C

2.6.	Amount of payment[2] corresponding to clearing and settlement entity “C”[3] located outside Spain[4]

Lo que declaro en                      a                     de                    de

I declare the above in [location] on the [day] of [month] of [year].

Name:_____________________, on behalf of The Bank of New York Mellon, London Branch as Paying Agent with respect to the Securities.

[2]

Refers to: (i) with respect to an Interest Payment Date, the aggregate amount of interest payable on such date, and (ii) with respect to a Redemption Date, the aggregate amount of the difference between the Redemption Price and the principal amount of the SNP Securities being redeemed on such date.

[3]

References to A, B and C, respectively, shall be replaced by the complete name of the relevant foreign clearing and settlement entity (such as The Depository Trust Company). If there is a single foreign clearing and settlement entity, only question 2.4 need be completed.

[4]	To be complemented as appropriate if the relevant payment of income is made through more than three different clearing and settlement entities outside Spain.

(1)	En caso de personas, físicas o jurídicas, no residentes sin establecimiento permanente se hará constar el número o código de identificación que corresponda de conformidad con su país de residencia.

(1)

In case of individuals or corporations that are not resident in Spain and do not act through a permanent establishment in Spain, please include the identification number or code that corresponds in accordance with the laws of their country of residence.